                                                                   EXHIBIT 4.5

================================================================================

                               AirGate PCS, Inc.
                           AGW Leasing Company, Inc.

                            ======================

             $300,000,000  AGGREGATE PRINCIPAL AMOUNT AT MATURITY

              13 1/2% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009

                            ======================


                                ===============

                                   INDENTURE

                        DATED AS OF SEPTEMBER 30, 1999

                                ===============

                             Bankers Trust Company

                                    Trustee

================================================================================

                            CROSS-REFERENCE TABLE*

      Trust Indenture
       Act Section                                                            Section Indenture
310   (a)(1)...............................................................               7.10
      (a)(2)...............................................................               7.10
      (a)(3)...............................................................               N.A.
      (a)(4)...............................................................               N.A.
      (a)(5)...............................................................               7.10
      (b)..................................................................          7.3; 7.10
      (c)..................................................................               N.A.
311   (a)..................................................................               7.11
      (b)..................................................................               7.11
      (c)..................................................................               N.A.
312   (a)..................................................................                2.5
      (b)..................................................................               10.3
      (c)..................................................................               10.3
313   (a)..................................................................                7.6
      (b)(1)...............................................................                7.6
      (b)(2)...............................................................           7.6; 7.7
      (c)..................................................................           7.6;10.2
      (d)..................................................................                7.6
314   (a)..................................................................           4.3;10.5
      (b)..................................................................               N.A.
      (c)(1)...............................................................               10.4
      (c)(2)...............................................................               10.4
      (c)(3)...............................................................               N.A.
      (d)..................................................................               N.A.
      (e)..................................................................               10.5
      (f)..................................................................               N.A.
315   (a)..................................................................                7.1
      (b)..................................................................           7.5,10.2
      (c)..................................................................                7.1
      (d)..................................................................                7.1
      (e)..................................................................               6.11
316   (a)(last sentence)...................................................                2.9
      (a)(1)(A)............................................................                6.5

      Trust Indenture
      Act Section                                                            Section Indenture
316   (a)(1)(B)............................................................                6.4
      (a)(2)...............................................................               2.13
      (b)..................................................................                6.7
      (c)..................................................................               N.A.
317   (a)(1)...............................................................                6.8
      (a)(2)...............................................................                6.9
      (b)..................................................................                2.4
318   (a)..................................................................               10.1
      (b)..................................................................               N.A.
      (c)..................................................................               10.1

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
ARTICLE I    DEFINITIONS AND INCORPORATION BY REFERENCE.........................................      1

             SECTION 1.1   DEFINITIONS..........................................................      1
             SECTION 1.2   OTHER DEFINITIONS....................................................     23
             SECTION 1.3   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT....................     24
             SECTION 1.4   RULES OF CONSTRUCTION................................................     24

ARTICLE II   THE NOTES..........................................................................     25

             SECTION 2.1   FORM AND DATING......................................................     25
             SECTION 2.2   EXECUTION AND AUTHENTICATION.........................................     26
             SECTION 2.3   REGISTRAR AND PAYING AGENT...........................................     27
             SECTION 2.4   PAYING AGENT TO HOLD MONEY IN TRUST..................................     28
             SECTION 2.5   HOLDER LISTS.........................................................     28
             SECTION 2.6   BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES..........................     28
             SECTION 2.7   REPLACEMENT NOTES....................................................     32
             SECTION 2.8   OUTSTANDING NOTES....................................................     32
             SECTION 2.9   TREASURY NOTES.......................................................     33
             SECTION 2.10  TEMPORARY NOTES......................................................     33
             SECTION 2.11  CANCELLATION.........................................................     34
             SECTION 2.12  DEFAULTED INTEREST...................................................     34
             SECTION 2.13  RECORD DATE..........................................................     34
             SECTION 2.14  COMPUTATION OF INTEREST..............................................     34
             SECTION 2.15  CUSIP NUMBER.........................................................     35

ARTICLE III  REDEMPTION AND PREPAYMENT..........................................................     35

             SECTION 3.1   NOTICES TO TRUSTEE...................................................     35
             SECTION 3.2   SELECTION OF NOTES TO BE REDEEMED....................................     35
             SECTION 3.3   NOTICE OF REDEMPTION.................................................     36
             SECTION 3.4   EFFECT OF NOTICE OF REDEMPTION.......................................     37
             SECTION 3.5   DEPOSIT OF REDEMPTION OR PURCHASE PRICE..............................     37
             SECTION 3.6   NOTES REDEEMED IN PART...............................................     38
             SECTION 3.7   OPTIONAL REDEMPTION..................................................     38
             SECTION 3.8   MANDATORY REDEMPTION.................................................     39

             SECTION 3.9  REPURCHASE OFFERS...................................................       39

ARTICLE IV   COVENANTS........................................................................       42

             SECTION 4.1   PAYMENT OF NOTES.......................................................   42
             SECTION 4.2   MAINTENANCE OF OFFICE OR AGENCY........................................   42
             SECTION 4.3   COMMISSION REPORTS.....................................................   43
             SECTION 4.4   COMPLIANCE CERTIFICATE.................................................   43
             SECTION 4.5   TAXES..................................................................   44
             SECTION 4.6   STAY, EXTENSION AND USURY LAWS.........................................   44
             SECTION 4.7   LIMITATION ON RESTRICTED PAYMENTS......................................   45
             SECTION 4.8   DIVIDENDS AND OTHER PAYMENT
                           RESTRICTIONS AFFECTING SUBSIDIARIES....................................   50
             SECTION 4.9   LIMITATION ON INCURRENCE OF INDEBTEDNESS
                           AND ISSUANCE OF PREFERRED STOCK........................................   51
             SECTION 4.10  ASSET SALES............................................................   54
             SECTION 4.11  TRANSACTIONS WITH AFFILIATES...........................................   56
             SECTION 4.12  LIENS..................................................................   57
             SECTION 4.13  SALE AND LEASEBACK TRANSACTIONS........................................   58
             SECTION 4.14  OFFER TO PURCHASE UPON CHANGE OF CONTROL...............................   58
             SECTION 4.15  CORPORATE EXISTENCE....................................................   59
             SECTION 4.16  LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY OWNED
                           RESTRICTED SUBSIDIARIES................................................   60
             SECTION 4.17  BUSINESS ACTIVITIES....................................................   60
             SECTION 4.18  PAYMENT FOR CONSENTS...................................................   60
             SECTION 4.19  NO SENIOR SUBORDINATED DEBT............................................   61
             SECTION 4.20  ADDITIONAL GUARANTEES..................................................   61
             SECTION 4.21  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES................   61
             SECTION 4.22  FURTHER INSTRUMENTS AND ACTS...........................................   62

ARTICLE V    SUCCESSORS...........................................................................   62

             SECTION 5.1   MERGER, CONSOLIDATION OR SALE OF ASSETS................................   62
             SECTION 5.2   SUCCESSOR CORPORATION SUBSTITUTED......................................   64

ARTICLE VI   DEFAULTS AND REMEDIES................................................................   64

             SECTION 6.1        EVENTS OF DEFAULT.................................................   64
             SECTION 6.2        ACCELERATION......................................................   67

              SECTION 6.3   OTHER REMEDIES.......................................................    67
              SECTION 6.4   WAIVER OF PAST DEFAULTS..............................................    68
              SECTION 6.5   CONTROL BY MAJORITY..................................................    68
              SECTION 6.6   LIMITATION ON SUITS..................................................    69
              SECTION 6.7   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT........................    69
              SECTION 6.8   COLLECTION SUIT BY TRUSTEE...........................................    69
              SECTION 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM.....................................    70
              SECTION 6.10  PRIORITIES...........................................................    70
              SECTION 6.11  UNDERTAKING FOR COSTS................................................    71

ARTICLE VII   TRUSTEE............................................................................    71

              SECTION 7.1   DUTIES OF TRUSTEE....................................................    71
              SECTION 7.2   RIGHTS OF TRUSTEE....................................................    73
              SECTION 7.3   INDIVIDUAL RIGHTS OF TRUSTEE.........................................    73
              SECTION 7.4   TRUSTEE'S DISCLAIMER.................................................    74
              SECTION 7.5   NOTICE OF DEFAULTS...................................................    74
              SECTION 7.6   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES...........................    74
              SECTION 7.7   COMPENSATION AND INDEMNITY...........................................    75
              SECTION 7.8   REPLACEMENT OF TRUSTEE...............................................    76
              SECTION 7.9   SUCCESSOR TRUSTEE BY MERGER, ETC.....................................    77
              SECTION 7.10  ELIGIBILITY; DISQUALIFICATION........................................    77
              SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST AIRGATE....................    77

ARTICLE VIII  LEGAL DEFEASANCE AND COVENANT DEFEASANCE...........................................    78

              SECTION 8.1   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.............    78
              SECTION 8.2   LEGAL DEFEASANCE AND DISCHARGE.......................................    78
              SECTION 8.3   COVENANT DEFEASANCE..................................................    78
              SECTION 8.4   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE...........................    79
              SECTION 8.5   DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
                            OTHER MISCELLANEOUS PROVISIONS.......................................    81
              SECTION 8.6   REPAYMENT TO AIRGATE.................................................    81
              SECTION 8.7   REINSTATEMENT........................................................    82

ARTICLE IX    AMENDMENT, SUPPLEMENT AND WAIVER...................................................    82

                SECTION 9.1   WITHOUT CONSENT OF HOLDERS OF THE NOTES..................................  82
                SECTION 9.2   WITH CONSENT OF HOLDERS OF NOTES.........................................  83
                SECTION 9.3   COMPLIANCE WITH TRUST INDENTURE ACT......................................  85
                SECTION 9.4   REVOCATION AND EFFECT OF CONSENTS........................................  85
                SECTION 9.5   NOTATION ON OR EXCHANGE OF NOTES.........................................  85
                SECTION 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC..........................................  86

ARTICLE X       GUARANTEES.............................................................................  86

                SECTION 10.1  GUARANTEES...............................................................  86
                SECTION 10.2  EXECUTION AND DELIVERY OF GUARANTEE......................................  88
                SECTION 10.3  SEVERABILITY.............................................................  88
                SECTION 10.4  SENIORITY OF GUARANTEES..................................................  88
                SECTION 10.5  LIMITATION OF GUARANTORS' LIABILITY......................................  89
                SECTION 10.6  GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.......................  89
                SECTION 10.7  RELEASES FOLLOWING SALE OF ASSETS........................................  90
                SECTION 10.8  RELEASE OF A GUARANTOR...................................................  91
                SECTION 10.9  BENEFITS ACKNOWLEDGED....................................................  91
                SECTION 10.10 FUTURE GUARANTORS........................................................  92

ARTICLE XI      SUBORDINATION..........................................................................  92

                SECTION 11.1  AGREEMENT TO SUBORDINATE.................................................  92
                SECTION 11.2  LIQUIDATION; DISSOLUTION; BANKRUPTCY.....................................  92
                SECTION 11.3  DEFAULT ON DESIGNATED SENIOR DEBT........................................  93
                SECTION 11.4  PAYMENT PERMITTED IF NO DEFAULT..........................................  94
                SECTION 11.5  NOTICE OF ACCELERATION OF SECURITIES.....................................  95
                SECTION 11.6  WHEN DISTRIBUTION MUST BE PAID OVER......................................  95
                SECTION 11.7  NOTICE BY AIRGATE........................................................  96
                SECTION 11.8  SUBROGATION..............................................................  96
                SECTION 11.9  RELATIVE RIGHTS..........................................................  96
                SECTION 11.10 SUBORDINATION MAY NOT BE IMPAIRED BY AIRGATE.............................  97
                SECTION 11.11 DISTRIBUTION OR NOTICE TO REPRESENTATIVE.................................  97
                SECTION 11.12 RIGHTS OF TRUSTEE AND PAYING AGENT.......................................  97
                SECTION 11.13 AUTHORIZATION TO EFFECT SUBORDINATION....................................  98
                SECTION 11.14 ARTICLE APPLICABLE TO PAYING AGENTS......................................  98

ARTICLE XII     MISCELLANEOUS..........................................................................  99

     SECTION 12.1   TRUST INDENTURE ACT CONTROLS...................................................   99
     SECTION 12.2   NOTICES........................................................................   99
     SECTION 12.3   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES..................  101
     SECTION 12.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. ...........................  101
     SECTION 12.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. ................................  101
     SECTION 12.6   RULES BY TRUSTEE AND AGENTS....................................................  102
     SECTION 12.7   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.......  102
     SECTION 12.8   GOVERNING LAW..................................................................  102
     SECTION 12.9   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..................................  102
     SECTION 12.10  SUCCESSORS.....................................................................  102
     SECTION 12.11  SEVERABILITY...................................................................  103
     SECTION 12.12  COUNTERPART ORIGINALS..........................................................  103
     SECTION 12.13  TABLE OF CONTENTS, HEADINGS, ETC...............................................  103

                                   EXHIBITS

Exhibit A     FORM OF NOTE
Exhibit B     FORM OF GUARANTEE
Exhibit C     FORM OF PLEDGE AGREEMENT
Exhibit D     FORM OF INTERCREDITOR AGREEMENT
Exhibit E     FORM OF UNIT CERTIFICATE

          Indenture, dated as of September 30, 1999, by and among AirGate PCS, Inc., a Delaware corporation ("AirGate"), AGW Leasing Company, Inc., a Delaware corporation (a "Guarantor"), and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee").

          AirGate, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of AirGate's 13 1/2% Senior Subordinated Discount Notes due 2009 (the "Notes"):


                                   ARTICLE I

                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

     SECTION 1.1  DEFINITIONS.

          "Accreted Value" of any outstanding Note as of or to any date of determination means an amount equal to the sum of (1) the issue price of such Note as determined in accordance with Section 1273 of the Internal Revenue Code plus (2) the aggregate of the portions of the original issue discount, i.e., the excess of the amounts considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Internal Revenue Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Note, that shall theretofore have accrued pursuant to Section 1272 of the Internal Revenue Code, without regard to Section 1272(a)(7) of the Internal Revenue Code, from the date of issue of such Note (a) for each six-month or shorter period ending April 1 or October 1 prior to the date of determination and (b) for the shorter period, if any, from the end of the immediately preceding six-month or shorter period, as the case may be, to the date of determination plus (3) accrued and unpaid interest to the date such Accreted Value is paid (without duplication of any amount set forth in (2) above), minus all amounts theretofore paid in respect of such Note, which amounts are considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Internal Revenue Code or any successor provisions whether such amounts paid were denominated principal or interest.

          "Acquired Debt" means, with respect to any specified Person:

               (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

               (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "AirGate" or the "Company" means AirGate PCS, Inc., a Delaware corporation.

          "Annualized Operating Cash Flow" means Operating Cash Flow, for the latest two full fiscal quarters for which consolidated financial statements of AirGate are available multiplied by two.

          "Asset Sale" means:

               (3) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory and sales of obsolete equipment in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of AirGate and its Restricted Subsidiaries taken as a whole will be governed by Section 4.14 and/or Section 5.1 and not by Section 4.10; and

               (4) the issuance of Equity Interests by any of AirGate's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries,

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

               (5) any single transaction or series of related transactions that: (i) involves assets having a fair market value of less than $1.0 million; or (ii) results in net proceeds to AirGate and its Restricted Subsidiaries of less than $1.0 million;


               (6) a transfer of assets between or among AirGate and its Wholly Owned Restricted Subsidiaries;

               (7) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to AirGate or to another Wholly Owned Restricted Subsidiary;

               (8)  a Restricted Payment that is permitted by Section 4.7; and

               (9) any transfer by AirGate or a Subsidiary of property or equipment with a fair market value of less than $5.0 million to a Person who is not an Affiliate of AirGate in exchange for property or equipment that has a fair market value at least equal to the fair market value of the property or equipment so transferred; provided that, in the event of a transfer described in this clause (e), AirGate shall deliver to the Trustee an Officer's Certificate certifying that such exchange complies with this clause (e).

          "Asset Sale Offer" means an offer, required to be made by AirGate when the aggregate amount of Excess Proceeds exceeds the amount specified in the third paragraph of Section 4.10 to all Holders and to holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," as such term is used in Section 13(d)(3) of the Exchange Act, such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

          "Board of Directors" means the board of directors of AirGate or any authorized committee of such board of directors.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of AirGate to have been duly adopted by the Board of Directors, unless the context specifically requires that such resolution be adopted by a majority of the disinterested directors, in which case by a majority of such directors, and to be in full force and effect on the date of such certification and delivered to the Trustee.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means:

               (10) in the case of a corporation, corporate stock;

               (11) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock;

               (12) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and

               (13) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means:

               (14) United States dollars;

               (15) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, provided that the full faith and credit of the United States is pledged in support thereof, having maturities of less than one year from the date of acquisition;

               (16) certificates of deposit and eurodollar time deposits with maturities of less than one year from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better,

               (17) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

               (18) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing prior to one year after the date of acquisition; and

               (19) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

          "Cedel" means Cedel Bank, societe anonyme.

          "Certificated Notes" means Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto).

          "Change of Control" means the occurrence of any of the following:

               (20) the sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of AirGate and its Subsidiaries taken as a whole to any "person," as such term is used in Section 13(d)(3) of the Exchange Act;

               (21) the adoption of a plan relating to the liquidation or dissolution of AirGate;

               (22) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person," as defined above, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of AirGate, measured by voting power rather than number of shares;

               (23) the first day on which a majority of the members of the Board of Directors of AirGate are not Continuing Directors; or

               (24) AirGate consolidates with, or merges with or into, a Person, or any Person consolidates with, or merges with or into, AirGate, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of AirGate is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of AirGate outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock, other than Disqualified Stock, of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

              "Closing Date" means September 30, 1999, the date on which the Notes were originally issued under this Indenture.

              "Commission" means the Securities and Exchange Commission.

              "Consolidated Debt" means the aggregate amount of Indebtedness of AirGate and its Restricted Subsidiaries on a Consolidated basis outstanding at the date of determination.

              "Consolidated Debt to Annualized Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (i) Consolidated Debt to (ii) the Annualized Operating Cash Flow of AirGate as of the most recently completed fiscal quarter of AirGate for which financial statements are available.

              "Consolidated Interest Expense" of any Person means, for any period, (1) the aggregate interest expense and fees and other financing costs in respect of Indebtedness (including amortization of original issue discount and non-cash interest payments and accruals), (2) the interest component in respect of Capital Lease Obligations and any deferred payment obligations of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, (3) all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (including amortization of discounts) associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and (4) the product of (a) all dividend payments, whether or not in cash, on any series of Preferred Capital Stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Capital Stock payable solely in Capital Stock of AirGate (other than Disqualified Stock) or to AirGate or its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis in accordance with GAAP.

              "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                    (25) the Net Income, but not loss, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Subsidiary thereof;

                    (26) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted

Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                    (27) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

                    (28) the Net Income, but not loss, of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

                    (29) the cumulative effect of a change in accounting principles shall be excluded.

              "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

                    (30) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

                    (31) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock, other than Disqualified Stock, that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

              "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of AirGate, if and to the extent that the accounts of each such Restricted Subsidiary would normally be consolidated with those of AirGate in accordance with generally accepted accounting principles; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of AirGate or any Restricted Subsidiary in any Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

              "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of AirGate who:

                    (32) was a member of such Board of Directors on the date of this Indenture; or

                    (33) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

              "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

              "Credit Facilities" means, with respect to AirGate or any Guarantor, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, or letters of credit, and shall include the Lucent Financing in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

              "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

              "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

              "Designated Senior Debt" means (a) Indebtedness under the Lucent Financing and (b) any other Senior Debt that has been designated by AirGate in writing to the Trustee as "Designated Senior Debt."

              "Disqualified Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require AirGate to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that AirGate may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.7.

              "DTC" means The Depository Trust Company (55 Water Street, New York, New York).

              "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excludes any debt security that is convertible into, or exchangeable for, Capital Stock.

              "Equity Offering" means any public or private offering of Capital Stock of AirGate in which the gross proceeds to AirGate are at least $50.0 million; provided, however, the underwritten public offering of AirGate common stock sold pursuant to a prospectus dated as of the Closing Date shall not constitute an Equity Offering.

              "Euroclear" means Morgan Guaranty Trust Company of New York, the Brussels office, and all successors thereto, as operator of the Euroclear system.

              "Event of Termination" means any of the events described in (1)
Section 11.3 of the Management Agreement; (2) Section 13.2 of the Trademark Agreement or (3) Section 13.2 of the Spectrum Trademark Agreement.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Existing Indebtedness" means the $150,000 in aggregate principal amount of Indebtedness of AirGate and its Restricted Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

              "Global Notes" means the Notes that are in the form of Exhibit A hereto (including the text referred to in footnote 1 thereto).

              "Government Securities" means (1) any security which is (a) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof, and (2) any depository receipt issued by a bank, as defined in the Securities Act, as custodian with respect to any Government Securities and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any

Government Securities which is so specified and held, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal or interest evidenced by such depository receipt.

              "Guarantee" means any guarantee of the Notes by any Guarantor pursuant to this Indenture.

              "Guarantors" means each of AGW Leasing Company, Inc. and any future Subsidiary that guarantees the Notes in accordance with the provisions of this Indenture and their respective successors and assigns.

              "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

                    (34) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

                    (35) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

              "Holder" means a Person in whose name a Note is registered.

              "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

                    (36) borrowed money;

                    (37) evidenced by bonds, Notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof;

                    (38) banker's acceptances;

                    (39) representing Capital Lease Obligations;

                    (40) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

                    (41) representing any Hedging Obligations;

if and to the extent any of the preceding, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person.

              The amount of any Indebtedness outstanding as of any date shall be:

                    (42) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

                    (43) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

              "Indenture" means this Indenture, as amended or supplemented from time to time.

              "Indirect Participant" means a Person who holds an interest through a Participant.

              "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of September 30, 1999, among the Trustee, Lucent Technologies, Inc., as administrative agent under the Lucent Financing, State Street Bank and Trust Company, as collateral agent under the Lucent Financing and AGW Leasing Company, Inc., and consented to by AirGate, substantially in the form of Exhibit D attached hereto.

              "Investments" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans, including guarantees of Indebtedness or other obligations, advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If AirGate or any Restricted Subsidiary of AirGate sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of AirGate such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of AirGate, AirGate shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.7.

              "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

              "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction.

              "Lucent Financing" means the Credit Agreement dated as of August 16, 1999 among AirGate PCS, Inc., the several lending institutions that from time to time are party thereto, State Street Bank and Trust Company as collateral agent and Lucent Technologies Inc. as administrative agent, as such may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

              "Net Income" means, with respect to any Person, the net income
(loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                    (44) any gain, but not loss, together with any related provision for taxes on such gain (but not loss), realized in connection with:
(i) any Asset Sale; or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                    (45) any extraordinary gain, but not loss, together with any related provision for taxes on such extraordinary gain, but not loss.

              "Net Proceeds" means the aggregate cash proceeds received by AirGate or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and appropriate amounts to be provided by AirGate or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by

AirGate or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

              "Non-Recourse Debt" means Indebtedness:

                    (46) as to which neither AirGate nor any of its Restricted Subsidiaries (i) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

                    (47) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness, other than the Notes, of AirGate or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                    (48) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of AirGate or any of its Restricted Subsidiaries.

              "Notes" has the meaning set forth in the introductory paragraphs hereto.

              "Note Custodian" means the Trustee when serving as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

              "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

              "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

              "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, of AirGate, and delivered to the Trustee.

              "Operating Cash Flow" means, for any fiscal quarter, (i) AirGate's Consolidated Net Income (Loss) plus (ii) depreciation, amortization and other non-cash charges in respect thereof for such fiscal quarter, plus (iii) all amounts deducted in calculating Consolidated Net Income (Loss) for such fiscal quarter in respect of Consolidated Interest Expense, and all income taxes, whether or not deferred, applicable to such income period, all as determined on a consolidated basis in accordance with generally accepted accounting principles. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed for which financial statements are available prior to any date on which an action is taken that requires a calculation of the Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to Annualized Cash Flow Ratio, (1) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter, (2) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter and (3) if AirGate or any Restricted Subsidiary shall have in any manner acquired (including through commencement of activities constituting such operating business) or disposed of (including through termination or discontinuance of activities constituting such operating business) any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter.

              "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to AirGate or any Subsidiary of AirGate.

              "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

              "Paying Agent" means any Person authorized by AirGate to pay the principal of, and premium, if any, or interest on any Notes on behalf of AirGate.

              "Permitted Business" means the business primarily involved in the ownership, design, construction, development, acquisition, installation, integration, management and/or provision of Telecommunications Assets or any business or activity reasonably related or ancillary thereto, including, without limitation, any business conducted by AirGate or any Restricted Subsidiary on the Closing Date.

              "Permitted Investments" means:

                    (49) any Investment in AirGate or in a Wholly Owned Restricted Subsidiary of AirGate that is a Guarantor,

                    (50) any Investment in Cash Equivalents;

                    (51) any Investment by AirGate or any Restricted Subsidiary of AirGate in a Person, if as a result of such Investment:

                              (1) such Person becomes a Wholly Owned Restricted Subsidiary of AirGate; or

                              (2)  such Person is merged, consolidated or
                    amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, AirGate or a Wholly Owned Restricted Subsidiary of AirGate;

                    (52) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

                    (53) any acquisition of assets solely in exchange for the issuance of Equity Interests, other than Disqualified Stock, of AirGate;

                    (54) investments, the payment of which consists only of Equity Interests, other than Disqualified Stock; and

                    (55) other Investments in any Person having an aggregate fair market value, measured on the date each such Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (g) since the date of this Indenture, not to exceed $5.0 million.

              "Permitted Junior Securities" means Equity Interests in AirGate or its Subsidiaries or debt securities of AirGate or its Subsidiaries that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt.

              "Permitted Liens" means:

                    (56) Liens on the assets of AirGate and any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of this Indenture to be incurred;

                    (57) Liens in favor of AirGate or the Guarantors;

                    (58) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with AirGate or any Restricted Subsidiary of AirGate; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with AirGate or the Restricted Subsidiary;

                    (59) Liens on property existing at the time of acquisition thereof by AirGate or any Restricted Subsidiary of AirGate, provided that such Liens were in existence prior to the contemplation of such acquisition;

                    (60) Liens and deposits made to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                    (61) Liens to secure Indebtedness, including Capital Lease Obligations, permitted by clause (4) of the second paragraph of Section 4.9 covering only the assets acquired with such Indebtedness;

                    (62) Liens existing on the date of this Indenture;

                    (63) Liens on Assets of Guarantors to secure Senior Debt of such Guarantor that was permitted by this Indenture to be incurred;

                    (64) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and

                    (65) Liens incurred in the ordinary course of business of AirGate or any Restricted Subsidiary of AirGate with respect to obligations that do not exceed $5.0 million at any one time outstanding.

              "Permitted Refinancing Indebtedness" means any Indebtedness of AirGate or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of AirGate or any of its Restricted Subsidiaries, other than intercompany Indebtedness; provided that:

                    (66) the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount of, or accreted value, if applicable, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by AirGate as necessary to accomplish such refinancing plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of reasonable expenses incurred in connection therewith;

                    (67) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                    (68) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                    (69) such Indebtedness is incurred either by AirGate or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

              "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Pledge Agreement" means that certain Pledge Agreement, dated as of September 30, 1999, by and between AirGate and the Trustee, substantially in the form attached hereto as Exhibit C.

              "Preferred Capital Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

              "Responsible Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office of the Trustee, including any managing director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer or whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

              "Restricted Investment" means any Investment that is not a Permitted Investment.

              "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Senior Debt" means:

                    (70) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto; and

                    (71) all Obligations with respect to the items listed in the preceding clause (a).

              Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

                    (72) any liability for federal, state, local or other taxes owed or owing by AirGate;

                    (73) any Indebtedness of AirGate to any of its Subsidiaries or other Affiliates;

                    (74) any trade payables; or

                    (75) any Indebtedness that is incurred in violation of this Indenture.

              "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated by the Commission, as such Regulation is in effect on the date hereof.

              "Sprint Agreements" means the (1) Management Agreement between SprintCom, Inc. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time (the "Management Agreement"); (2) Sprint PCS Services Agreement between Sprint Spectrum L.P. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time, (3) Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time (the "Trademark Agreement"); and (4) Sprint Trademark and Service mark License Agreement between Sprint Spectrum L.P. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time (the "Spectrum Trademark Agreement").

              "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

              "Subordinated Note Obligations" means all Obligations with respect to the Notes, including without limitation, principal of, premium, if any, and interest, if any, payable pursuant to the terms of the Notes (including upon the acceleration of redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of recission or other rights of action (including claims for damages) or otherwise.

              "Subsidiary" means, with respect to any Person:

                    (76) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person, or a combination thereof; and

                    (77) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person, or any combination thereof.

              "Telecommunications Assets" means, with respect to any Person, any asset that is utilized by such Person, directly or indirectly, for the design, development, construction, installation, integration, operation, management or provision of PCS telecommunications equipment, inventory, technology, systems and/or services. Telecommunications Assets shall include stock, joint venture or partnership interests of an entity where substantially all of the assets of the entity consist of Telecommunications Assets.

              "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb), as amended, as in effect on the date hereof.

              "Total Invested Capital" means at any time of determination, the sum of, without duplication, (i) the total amount of equity contributed to AirGate as of the Closing Date (being $7.6 million), plus (ii) the aggregate net cash proceeds received by AirGate from the common stock offering concurrent with the issuance of the Notes pursuant to this Indenture plus (iii) the aggregate net cash proceeds received by AirGate from capital contributions or any other issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Debt or from the exercise of options, warrants or rights to purchase Capital Stock (other than, Disqualified Stock)), including cash payments under the Committed Capital Contribution, subsequent to the Closing Date, other than to a Restricted Subsidiary, plus (iv) the aggregate net repayment of any Investment made after the Closing Date and constituting a Restricted Payment in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, plus (v) an amount equal to the Consolidated Net Investment (as of the date of determination) AirGate and/or any of the Restricted Subsidiaries has made in any Subsidiary that has been designated as an Unrestricted Subsidiary after the Closing Date upon its redesignation as a Restricted Subsidiary in accordance with Section 4.21, plus (vi) Consolidated Debt minus (vii) the aggregate amount of all Restricted Payments declared or made on or after the Closing Date.

              "Trustee" has the meaning set forth in the recitals to this Indenture.

              "Unrestricted Subsidiary" means any Subsidiary of AirGate that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

                    (78) has no Indebtedness other than Non-Recourse Debt;

                    (79) is not party to any agreement, contract, arrangement or understanding with AirGate or any Restricted Subsidiary of AirGate unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to AirGate or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of AirGate;

                    (80) is a Person with respect to which neither AirGate nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                    (81) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of AirGate or any of its Restricted Subsidiaries; and

                    (82) has at least one director on its board of directors that is not a director or executive officer of AirGate or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of AirGate or any of its Restricted Subsidiaries.

              Any designation of a Subsidiary of AirGate as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.7. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of AirGate as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9, AirGate shall be in default of Section 4.9. The Board of Directors of AirGate may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of AirGate of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under
Section 4.9, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

              "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                    (83) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment; by

                    (84) the then outstanding principal amount of such Indebtedness.

              "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

     SECTION 1.2  OTHER DEFINITIONS.

                                                                                Defined in
              Term                                                                 Section
              ----                                                              ----------
              "Affiliate Transaction" ................................................4.11
              "Agent Members"..........................................................2.6
              "Change of Control Offer" ..............................................4.14
              "Change of Control Payment" ............................................4.14
              "Change of Control Payment Date" .......................................4.14
              "Covenant Defeasance" ...................................................8.3
              "Custodian" .............................................................6.1
              "Event of Default" ..................................................... 6.1
              "Excess Proceeds" ..................................................... 4.10
              "Excess Proceeds Offer...................................................3.9
              "Excess Proceeds Offer Triggering Event"................................4.10
              "Legal Defeasance" ......................................................8.2
              "Offer Amount" ..........................................................3.9
              "Offer Period" ..........................................................3.9
              "Payment Blockage Notice"...............................................11.3
              "Payment Default" ...................................................... 6.1
              "Permitted Debt" ........................................................4.9
              "Purchase Date" ........................................................ 3.9
              "Registrar" ............................................................ 2.3
              "Representative"........................................................11.3
              "Repurchase Offer" ..................................................... 3.9
              "Restricted Payment" ....................................................4.7
              "Surviving Entity".......................................................5.1

     SECTION 1.3  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

              Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

              The following TIA terms used in this Indenture have the following meanings:

                      "indenture securities" means the Notes and any Guarantee;

                      "indenture security holder" means a Holder;

                      "indenture to be qualified" means this Indenture;

                      "indenture trustee" or "institutional trustee" means the Trustee;

                      "obligor" on the Notes means AirGate and any successor obligor upon the Notes or any Guarantor.

              All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

     SECTION 1.4 RULES OF CONSTRUCTION.

              Unless the context otherwise requires:

                      (1)     a term has the meaning assigned to it herein;

                      (2) an accounting term not otherwise defined herein has
              the meaning assigned to it in accordance with GAAP;

                      (3)     "or" is not exclusive;

                      (4) words in the singular include the plural, and in the plural include the singular;

                      (5) unless otherwise specified, any reference to Section or Article refers to such Section or Article of this Indenture;

                      (6) provisions apply to successive events and transactions; and

                      (7) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                  ARTICLE II

                                   THE NOTES

     SECTION 1.5 FORM AND DATING.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued only in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and AirGate and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

               (1) The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by AirGate and authenticated by the Trustee as hereinafter provided. Initially, the Notes shall constitute a part of units consisting of Notes together with warrants to purchase common stock of the Company, which units shall be represented by one or more unit certificates substantially in the form attached as Exhibit F hereto.

          Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

          Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

               (2) This Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

          AirGate shall execute and the Trustee shall, in accordance with this
Section 2.1(b), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and
(ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

          Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian as custodian for the Depositary or under such Global Note, and the Depositary may be treated by AirGate, the Trustee and any agent of AirGate or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent AirGate, the Trustee or any agent of AirGate or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

               (a) Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto).

     SECTION 1.6 EXECUTION AND AUTHENTICATION.

          An Officer shall sign the Notes for AirGate by manual or facsimile signature. AirGate's seal shall be reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of AirGate signed by one Officer directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.8 hereof.

          The Trustee may appoint an authenticating agent acceptable to AirGate to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or AirGate or an Affiliate of AirGate.

     SECTION 1.7 REGISTRAR AND PAYING AGENT.

          AirGate shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. AirGate may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. AirGate may change any Paying Agent or Registrar without notice to any Holder. AirGate shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If AirGate fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. AirGate or any of its Subsidiaries may act as Paying Agent or Registrar.

          AirGate shall notify the Trustee and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. AirGate or any Guarantor may act as Paying Agent or Registrar. AirGate shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. AirGate shall notify the Trustee of the name and address of any such Agent. If AirGate fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.

          AirGate initially appoints the Trustee to act as the Registrar and Paying Agent.

          AirGate initially appoints DTC to act as the Depositary with respect to the Global Notes.

     SECTION 1.8 PAYING AGENT TO HOLD MONEY IN TRUST.

          AirGate shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by AirGate in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. AirGate at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than AirGate or a Subsidiary) shall have no further liability for the money. If AirGate or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.1(ix), (x) and (xi) hereof, the Trustee shall serve as Paying Agent for the Notes.

     SECTION 1.9 HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, AirGate shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof, and AirGate shall otherwise comply with TIA (S) 312(a).

     SECTION 1.10   BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

                    (1) Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.6(g).

                    Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                    (2) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or the

Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Certificated Notes.

               (3) In connection with the transfer of the entire Global Note to beneficial owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

               (4) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

               (5) A Certificated Note may not be transferred or exchanged for a beneficial interest in a Global Note.

               (6)  If at any time:

                         (1) the Depositary for the Notes notifies AirGate that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by AirGate within ninety (90) days after delivery of such notice; or

                         (2) AirGate, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture,

then AirGate shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

               (7) Each Global Security shall bear the following legends on the face thereof:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

               (8) At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

               (9)   General Provisions Relating to Transfers and Exchanges.
                     -------------------------------------------------------

                         (1) To permit registrations of transfers and exchanges, AirGate shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar's request.

                         (2) No service charge shall be made to a Holder for any registration of transfer or exchange, but AirGate may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 4.10, 4.14, 9.5 and 10.1 hereto).

                         (3) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of AirGate, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

                         (4) The Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                         (5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and AirGate may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor AirGate shall be affected by notice to the contrary.

                         (6) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section
               2.2 hereof.

     SECTION 1.11    REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee, or AirGate and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, AirGate shall issue and the Trustee, upon the written order of AirGate signed by an Officer of AirGate, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or AirGate, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and AirGate to protect AirGate, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. AirGate and the Trustee may charge for their expenses in replacing a Note.

          Every replacement Note is an additional obligation of AirGate and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     SECTION 1.12   OUTSTANDING NOTES.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because AirGate or an Affiliate of AirGate holds the Note.

          If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than AirGate, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

     SECTION 1.13   TREASURY NOTES.

          In determining whether the Holders of the required Accreted Value or aggregate principal amount, as the case may be, of Notes have concurred in any direction, waiver or consent, Notes owned by AirGate, or by any Affiliate of AirGate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the Trustee's register as being owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by AirGate or an Affiliate of AirGate pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

     SECTION 1.14   TEMPORARY NOTES.

              Until Certificated Notes are ready for delivery, AirGate may prepare and the Trustee shall authenticate temporary Notes upon a written order of AirGate signed by two Officers of AirGate. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that AirGate considers appropriate for temporary Notes. Without unreasonable delay, AirGate shall prepare and the Trustee shall upon receipt of a written order of AirGate signed by two Officers authenticate Certificated Notes in exchange for temporary Notes.

              Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

     SECTION 1.15   CANCELLATION.

              AirGate at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which AirGate may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7 hereof, AirGate may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to AirGate, unless by a written order, signed by an Officer of AirGate, AirGate shall direct that cancelled Notes be returned to it.

     SECTION 1.16   DEFAULTED INTEREST.

              If AirGate defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. AirGate shall fix or cause to be fixed each such special record date and payment date, and shall promptly thereafter, notify the Trustee of any such date. At least fifteen (15) days before the special record date, AirGate (or the Trustee, in the name and at the expense of AirGate) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

     SECTION 1.17   RECORD DATE.

              The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
(S) 316 (c).

     SECTION 1.18   COMPUTATION OF INTEREST.

              Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     SECTION 1.19   CUSIP NUMBER.

              AirGate in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. AirGate shall promptly notify the Trustee of any change in the CUSIP number.

                                  ARTICLE III

                           REDEMPTION AND PREPAYMENT

     SECTION 1.20   NOTICES TO TRUSTEE.

              If AirGate elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least forty-five (45) days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

              If AirGate is required to make an offer to purchase Notes pursuant to Section 4.10 or 4.14 hereof, it shall furnish to the Trustee, at least forty-five (45) days before the scheduled purchase date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price, (v) the purchase date and (vi) further setting forth a statement to the effect that (a) AirGate or one its Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $10.0 million or (b) a Change of Control has occurred, as applicable.

              AirGate will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or offer.

     SECTION 1.21   SELECTION OF NOTES TO BE REDEEMED.

              If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable legal requirements); provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify AirGate in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $1,000.

     SECTION 1.22   NOTICE OF REDEMPTION.

              Subject to the provisions of Section 3.9, at least 30 days but not more than 60 days before a redemption date, AirGate shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed.

              The notice shall identify the Notes to be redeemed and shall state:

                      (1)     the redemption date;

                      (2)     the redemption price;

                      (3) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                      (4) the name, telephone number and address of the Paying Agent;

                      (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                      (6) that, unless AirGate defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

                      (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                      (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

              At AirGate's request, the Trustee shall give the notice of redemption in AirGate's name and at AirGate's expense; provided, however, that AirGate shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

     SECTION 1.23    EFFECT OF NOTICE OF REDEMPTION.

              Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any, to such date. A notice of redemption may not be conditional.

     SECTION 1.24    DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

              On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to
Section 4.10 or 4.14, AirGate shall deposit with the Trustee or with the Paying Agent (other than AirGate or an Affiliate of AirGate) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to AirGate any money deposited with the Trustee or the Paying Agent by AirGate in excess of the amounts necessary to pay the redemption price of (including any applicable premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.

          If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if AirGate has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of AirGate to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1 hereof.

     SECTION 1.25   NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, AirGate shall issue and, upon AirGate's written request, the Trustee shall authenticate for the Holder at the expense of AirGate a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     SECTION 1.26   OPTIONAL REDEMPTION.

                    (1) Except as set forth in the next paragraph, the Notes will not be redeemable at AirGate's option prior to October 1, 2004. Thereafter, the Notes will be subject to redemption at any time at the option of AirGate, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

               Year                                      Percentage

               2004 ................................      106.750%
               2005 ................................      104.500%
               2006 ................................      102.250%
               2007 and thereafter .................      100.000%

                    (2) Notwithstanding the foregoing, until September 30, 2002 AirGate may on any one or more occasions redeem up to 35% of the Accreted Value of the

Notes originally issued under this Indenture at a redemption price of 113.500% of the Accreted Value thereof, with the net cash proceeds of one or more Equity Offerings; provided that (i) at least 65% of the Accreted Value of the Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption, excluding Notes held by AirGate and its Subsidiaries; and (ii) such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

     SECTION 1.27   MANDATORY REDEMPTION.

          Except as set forth under Sections 3.9, 4.10 and 4.14 hereof, AirGate shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     SECTION 1.28   REPURCHASE OFFERS.

          In the event that AirGate shall be required to commence an offer to all Holders to repurchase Notes (a "Repurchase Offer") pursuant to Section 4.10 hereof, an "Excess Proceeds Offer," or pursuant to Section 4.14 hereof, a "Change of Control Offer," AirGate shall follow the procedures specified below.

          A Repurchase Offer shall commence no earlier than 20 days and no later than 60 days after a Change of Control (unless AirGate is not required to make such offer pursuant to Section 4.14 hereof) or an Excess Proceeds Offer Triggering Event (as defined in Section 4.10), as the case may be, and remain open for a period of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five (5) Business Days after the termination of the Offer Period (the "Purchase Date"), AirGate shall purchase the Accreted Value or aggregate principal amount, as the case may be, of Notes required to be purchased pursuant to Section 4.10 hereof, in the case of an Excess Proceeds Offer, or Section 4.14 hereof, in the case of a Change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

          Upon the commencement of a Repurchase Offer, AirGate shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Excess Proceeds Offer Triggering Event, as the case may be and shall state:

          (a) that the Repurchase Offer is being made pursuant to this Section 3.9 and Section 4.10 or 4.14 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

          (b) the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

          (d) that, unless AirGate defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrete or accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to a Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note duly completed, or transfer by book-entry transfer, to AirGate, the Depositary, or the Paying Agent at the address specified in the notice not later than the close of business on the last day of the Offer Period;

          (f) that Holders shall be entitled to withdraw their election if AirGate, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (g) that, if the Accreted Value or aggregate principal amount, as the case may be, of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before 10:00 a.m. (New York City time) on each Purchase
Date, AirGate shall irrevocably deposit with the Trustee or Paying Agent (other than AirGate or an Affiliate of AirGate) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.9. On the Purchase Date, AirGate shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered,
(ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by AirGate in accordance with the terms of this Section 3.9. AirGate, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by AirGate for purchase, plus any accrued and unpaid interest, if any, thereon, and AirGate shall promptly issue a new Note, and the Trustee, at the written request of AirGate, shall authenticate and mail or deliver at the expense of AirGate such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by AirGate to the Holder thereof. AirGate shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Repurchase Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                  ARTICLE IV

                                   COVENANTS

     SECTION 1.29   PAYMENT OF NOTES.

                    (1) AirGate shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than AirGate or a Subsidiary thereof, holds, as of 10:00 a.m. (New York

City time), money deposited by AirGate in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.

                    (2) AirGate shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     SECTION 1.30   MAINTENANCE OF OFFICE OR AGENCY.

          AirGate shall maintain in the Borough of Manhattan, the City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon AirGate in respect of the Notes and this Indenture may be served. AirGate shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time AirGate shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          AirGate may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve AirGate of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. AirGate shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          AirGate hereby designates the Corporate Trust Office of the Trustee as one such office or agency of AirGate in accordance with Section 2.3 hereof.

     SECTION 1.31   COMMISSION REPORTS.

          Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, AirGate shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if AirGate were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by AirGate's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on

Form 8-K if AirGate were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, AirGate shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) within the time periods that would have been applicable had AirGate been subject to such rules and regulations and make such information available to securities analysts and prospective investors upon request. AirGate shall at all times comply with TIA (S) 314(a).

          The financial information to be distributed to Holders of Notes shall be filed with the Trustee and mailed to the Holders at the expense of AirGate at their addresses appearing in the register of Notes maintained by the Registrar, within 90 days after the end of AirGate's fiscal years and within 45 days after the end of each of the first three quarters of each such fiscal year.

          AirGate shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and, if requested by AirGate, the Trustee will deliver such reports to the Holders under this Section 4.3.

     SECTION 1.32   COMPLIANCE CERTIFICATE.

          AirGate shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of AirGate and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture (including, with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.7 hereof were computed, which calculations may be based on AirGate's latest available financial statements), and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action AirGate is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action AirGate is taking or proposes to take with respect thereto.

          So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, in connection with the year-end financial statements delivered pursuant to Section 4.3 hereof, AirGate shall use its best efforts to deliver a written statement of AirGate's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that AirGate has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of AirGate's independent public accountants cannot be obtained, AirGate shall deliver an Officers' Certificate certifying that it has used its best efforts to obtain such statements and was unable to do so.

          AirGate shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action AirGate is taking or proposes to take with respect thereto.

     SECTION 1.33   TAXES.

          AirGate shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

     SECTION 1.34   STAY, EXTENSION AND USURY LAWS.

          AirGate covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and AirGate and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

     SECTION 1.35   LIMITATION ON RESTRICTED PAYMENTS.

          Prior to and including, December 31, 2002, AirGate shall not, directly or indirectly,

               (1) declare or pay any dividend on, or make any distribution to the holders of, any shares of its Equity Interests, other than dividends or distributions payable solely in its Equity Interests, other than Disqualified Stock, or in options, warrants or other rights to purchase any such Equity Interests, other than Disqualified Stock;

               (2) purchase, redeem or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value, other than value consisting solely of Equity Interests of AirGate that is not Disqualified Stock or options, warrants or other rights to acquire such Equity Interests that is not Disqualified Stock, any Equity Interests of AirGate, including options, warrants or other rights to acquire such Equity Interests;

               (3) redeem, repurchase, defease or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value, other than value consisting solely of Equity Interests of AirGate that is not Disqualified Stock or options, warrants or other rights to acquire such Equity Interests that is not Disqualified Stock, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinate, whether pursuant to its terms or by operation of law, in right of payment to the Notes; or

               (4) make, or permit any Restricted Subsidiary, directly or indirectly, to make, any Restricted Investment;

     (each of the foregoing actions set forth in clauses (1) through (4), other than any such action that is a Permitted Investment, being referred to as a "Restricted Payment"). After December 31, 2002, AirGate shall not, directly or indirectly, make any Restricted Payment, and shall not permit any Restricted Subsidiary to make any Restricted Investment, unless, at the time thereof, after giving effect thereto,

                    (2) no Default or Event of Default shall have occurred and be continuing;

                    (3) AirGate would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to incur at least $1.00 of additional Indebtedness, other than Permitted Debt, pursuant to clause (a) or (b) of the first paragraph of Section 4.9 hereof; and

                    (4) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after the Closing Date shall not exceed:

                         (1) amount of (x) the Operating Cash Flow of AirGate after December 31, 2002 through the end of the latest full fiscal quarter for which consolidated financial statements of AirGate are available preceding the date of such Restricted Payment, treated as a single accounting period, less (y) 150% of the cumulative Consolidated Interest Expense of AirGate after December 31, 2002 through the end of the latest full fiscal quarter for which consolidated financial statements of AirGate are available preceding the date of such Restricted Payment treated as a single accounting period, plus

                         (2) the aggregate Net Proceeds, including the fair market value of property other than cash, as determined:

                              (1) in the case of any property other than cash with a value less than $25 million, by the Board of Directors, whose good-faith determination shall be conclusive and as evidenced by a Board Resolution, or

                              (2) in the case of any property other than cash with a value equal to or greater than $25 million, by an accounting, appraisal or investment banking firm of national standing and evidenced by a written opinion of such firm, received by AirGate from the issuance and sale, other than to a Restricted Subsidiary, on or after the Closing Date of shares of its Equity Interests other than Disqualified Stock, or any options, warrants or other rights to purchase such Equity Interests, other than Disqualified Stock, other than shares of Equity Interests or options, warrants or other rights to purchase Equity Interests or shares issuable upon exercise thereof, plus

                              (3) the aggregate Net Proceeds, including the fair market value of property other than cash, as determined:

                                   (1)  in the case of any property other than
               cash with a value less than $25 million, by the Board of Directors, whose good-faith determination shall be conclusive and as evidenced by a Board Resolution, or

                                   (2)  in the case of any property other than
               cash with a value equal to or greater than $25 million, by an accounting, appraisal or investment banking firm of national standing and evidenced by a written opinion of such firm,

               received by AirGate from the issuance or sale, other than to a Restricted Subsidiary, after the Closing Date of any Equity Interests of AirGate, other than Disqualified Stock, or any options, warrants or other rights to purchase such Equity Interests, other than Disqualified Stock, upon the conversion of, or exchange for, Indebtedness of AirGate or a Restricted Subsidiary, plus

                                   (4)  the aggregate Net Proceeds received by
                    AirGate or any Restricted Subsidiary from the sale, disposition or repayment, other than to AirGate or a Restricted Subsidiary, of any Investment made after the Closing Date and constituting a Restricted Payment in an amount equal to the lesser of (x) the return of capital with respect to such Investment and (y) the initial amount of such Investment, in either case, less the cost of disposition of such Investment.


               The foregoing limitations in this Section 4.7 do not limit or restrict the making of any Permitted Investment, and a Permitted Investment shall not be counted as a Restricted Payment for purposes of clause (c). In addition, so long as no Default or Event of Default shall have occurred and be continuing, the foregoing limitations do not prevent AirGate from:

                    (1) paying a dividend on Equity Interests of AirGate within 60 days after the declaration thereof if, on the date when the dividend was declared, AirGate could have paid such dividend in accordance with the provisions of this Indenture;

                    (2) repurchasing Equity Interests of AirGate, including options, warrants or other rights to acquire such Equity Interests, from former employees or directors of AirGate or any Subsidiary thereof for consideration not to exceed $2.0 million in the aggregate in any fiscal year; provided that any unused amount in any 12 month period may be carried forward to one or more future periods; provided, further, that the aggregate amount of all such repurchases made pursuant to this clause (2) does not exceed $10.0 million in the aggregate;

                    (3) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for:

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                    (5)  the proceeds of a capital contribution or a
substantially concurrent offering of, shares of Equity Interests, other than Disqualified Stock, of AirGate or options, warrants or other rights to acquire such Equity Interests, or

                    (6) Indebtedness that is at least as subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, as the Indebtedness being purchased, with Restricted Payments pursuant to this clause not being counted as Restricted Payments for purposes of clause
(c) above;

               (1) the repurchase, redemption or other acquisition of Equity Interests of AirGate, or options, warrants or other rights to acquire such Equity Interests, in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of common stock, other than Disqualified Stock, of AirGate or options, warrants or other rights to acquire such Equity Interests; or

               (2) other Restricted Payments not to exceed $5.0 million in the aggregate at any time outstanding, with Restricted Payments pursuant to this clause not being counted as Restricted Payments for purposes of clause (c) above.

          In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of this Section
4.7 to the extent such Investments would otherwise be so counted.

          For purposes of clauses (3) and (4) above, the net proceeds received by AirGate from the issuance or sale of its Equity Interests either upon the conversion of, or exchange for, Indebtedness of AirGate or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the sum of (1) the principal amount or Accreted Value, whichever is less, of such Indebtedness on the date of such conversion or exchange and (2) the additional cash consideration, if any, received by AirGate upon such conversion or exchange, less any payment on account of fractional shares, minus (b) all expenses incurred in connection with such issuance or sale. In addition, for purposes of clauses (3) and (4) above, the net proceeds received by AirGate from the issuance or sale of its Equity Interests upon the exercise of any options or warrants of AirGate or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the additional cash consideration, if any, received by AirGate upon such exercise, minus (b) all expenses incurred in connection with such issuance or sale.

          For purposes of this Section 4.7, if a particular Restricted Payment involves a noncash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the noncash portion of such Restricted Payment, as determined by the Board of Directors, whose good-faith determination shall be conclusive and evidenced by a Board Resolution. Not later than the date of making any Restricted Payment, AirGate shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

          The amount of any Investment outstanding at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital, repayment of loans and return on capital, including interest and dividends, in each case, received in cash, up to the amount of such Investment on the date made.


     SECTION 1.36   DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
               SUBSIDIARIES.

          AirGate will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

               (1) pay dividends or make any other distributions on its Capital Stock to AirGate or any of AirGate's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to AirGate or any of its Restricted Subsidiaries;

               (2) make loans or advances to AirGate or any of AirGate's Restricted Subsidiaries; or

               (3) transfer any of its properties or assets to AirGate or any of AirGate's Restricted Subsidiaries.

          However, the preceding restrictions will not apply to encumbrances or restrictions existing under, or by reason of:

               (4) Existing Indebtedness or Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions

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

     than those contained in such Existing Indebtedness, as in effect on the date of this Indenture;

          (5)  this Indenture and the Notes;

          (6)  applicable law;

          (7) any instrument governing Indebtedness or Capital Stock of a Person acquired by AirGate or any of its Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (8) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (9) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph of this
     Section 4.8;

          (10) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

          (11) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (12) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 hereof that limit the right of AirGate or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

          (13) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

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

                      (14) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  SECTION 1.37 LIMITATION ON INCURRENCE OF INDEBTEDNE AND ISSUANCE OF PREFERRED STOCK.

          AirGate shall not, and shall not permit any Restricted Subsidiary to, incur any Indebtedness, including Acquired Debt, other than Permitted Debt, and AirGate shall not issue any Disqualified Stock unless immediately after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock and the receipt and application of the net proceeds therefrom, including, without limitation, the application or use of the net proceeds therefrom to repay Indebtedness or make any Restricted Payment, (a) the Consolidated Debt to Annualized Operating Cash Flow Ratio would be (1) less than
7.0 to 1.0, if prior to September 1, 2005 and (2) less than 6.0 to 1.0, if on or after September 1, 2005 or (b) in the case of any incurrence of Indebtedness prior to September 1, 2005 only, Consolidated Debt would be equal to or less than 70% of Total Invested Capital.

          So long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following, items of Indebtedness (collectively, "Permitted Debt"):

                    (1) the incurrence by AirGate and its Subsidiaries of Existing Indebtedness;

                    (2) the incurrence by AirGate and the Guarantors of Indebtedness represented by the Notes and the Guarantees;

                    (3) the incurrence by AirGate and any Guarantor of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness of AirGate and the Guarantors outstanding under all Credit Facilities at any time outstanding, after giving effect to such incurrence, does not exceed an amount equal to $175.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by AirGate or any of its Subsidiaries since the date of this Indenture to repay Indebtedness under a Credit Facility pursuant to Section 4.10 hereof;

                    (4) the incurrence by AirGate or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of leasing or financing all or any part of the purchase price or cost of construction or improvement of inventory, property, plant or equipment used in the business of

          AirGate or such Restricted Subsidiary, including telephone and computer systems and operating facilities, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

                      (5) the incurrence by AirGate or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness, other than intercompany Indebtedness, that was permitted by the first paragraph of this Section 4.9 or clause (1), (2) or (12) of this paragraph;

                      (6) the incurrence by AirGate or any of its Restricted Subsidiaries of intercompany Indebtedness between or among AirGate and any of its Wholly Owned Restricted Subsidiaries that are Guarantors; provided, however, that:

                          (2) if AirGate or any Guarantor is the obligor on such
Indebtedness, such Indebtedness, other than intercompany Obligations owed by AirGate to AGW Leasing Company, Inc. relating to leases of real property, must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of AirGate, or the Guarantee of such Guarantor, in the case of a Guarantor; and

                          (3) (1) any subsequent issuance or transfer of Equity
Interests that results in any such Indebtedness being held by a Person other than AirGate or a Wholly Owned Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either AirGate or a Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by AirGate or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

                      (1) the incurrence by AirGate or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

                      (2) the guarantee by AirGate or any of the Guarantors of Indebtedness of AirGate or a Restricted Subsidiary of AirGate that was permitted to be incurred by another provision of this covenant;

                      (3) incurrence by AirGate's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of AirGate that was not permitted by this clause
          (9);

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

                    (4) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

                    (5) Indebtedness (A) in respect of performance, surety or appeal bonds or bankers' acceptances provided in the ordinary course of business; and (B) arising from agreements providing for providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of AirGate or any Restricted Subsidiary pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness incurred by a person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by AirGate or any Restricted Subsidiary in connection with such disposition;

                    (6) the incurrence by AirGate or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount, or accreted value, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
          (12), not to exceed $50.0 million; and

                    (7) the incurrence by AirGate of any Indebtedness under the promissory note executed by AirGate pursuant to Section 6(d)(ii) of the Consent and Agreement, dated August 16, 1999, among Lucent Technologies Inc., Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company, L.P. and WirelessCo, L.P. and acknowledged by AirGate and AirGate's stockholders.

          For purposes of determining compliance with this Section 4.9, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.9, AirGate will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.9.

     SECTION 1.38       ASSET SALES.

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

          AirGate, will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                      (1) AirGate, or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                      (2) such fair market value is determined by AirGate's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

                      (3) at least 85% of the consideration therefor received by AirGate or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                          (2) any liabilities, as shown on AirGate's or such
Restricted Subsidiary's most recent balance sheet, of AirGate or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases AirGate or such Restricted Subsidiary from further liability; and

                          (3) any securities, Notes or other obligations
received by AirGate or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by AirGate or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

          Within 360 days after the receipt of any Net Proceeds from an Asset Sale, AirGate may apply such Net Proceeds at its option:

                      (1)  to repay Senior Debt;

                      (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business which becomes part of, or which is or becomes, a Restricted Subsidiary;

                      (3) to make a capital expenditure in assets that are used or useful in a Permitted Business; or

                      (4) to acquire other long-term assets that are used or useful in a Permitted Business.

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

Pending the final application of any such Net Proceeds, AirGate may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

          Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million (an "Excess Proceeds Triggering Event"), AirGate will make an Asset Sale Offer. The offer price in any Asset Sale Offer will be equal to 100% of the Accreted Value or 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, as applicable, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, AirGate may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          AirGate will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, AirGate will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

     SECTION 1.39        TRANSACTIONS WITH AFFILIATES.

          AirGate will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

               (1) such Affiliate Transaction is on terms that are no less favorable to AirGate or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by AirGate or such Restricted Subsidiary with an unrelated Person; and

               (2)  AirGate delivers to the Trustee:

                    (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                    (3) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

               (1) any employment agreement entered into by AirGate or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of AirGate or such Restricted Subsidiary;

               (2) transactions between or among AirGate and/or its Restricted Subsidiaries;

               (3) payment of reasonable directors' fees, expenses and indemnification to Persons who are not otherwise Affiliates of AirGate;

               (4)  Restricted Payments that are permitted by Section 4.7; and

               (5) sales of Equity Interests, other than Disqualified Stock, to Affiliates of AirGate.

     SECTION 1.40   LIENS.

          AirGate will not, and will not permit any Guarantor to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness that is pari passu with the Notes or the applicable Guarantee, as the case may be, or is subordinated Indebtedness, upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured equally and ratably with, or prior to, in the case of subordinated Indebtedness, the obligations so secured until such time as such obligations are no longer secured by such Lien; provided that this restriction will not apply to Permitted Liens.

     SECTION 1.41   SALE AND LEASEBACK TRANSACTIONS.

          AirGate will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that AirGate or any Restricted Subsidiary of AirGate that is a Guarantor may enter into a sale and leaseback transaction if:

                    (1) AirGate or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the tests in (a) and (b), if applicable, of Section 4.9 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereto;

                    (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

                    (3) the transfer of assets in that sale and leaseback transaction is permitted by, and AirGate applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

     SECTION 1.42   OFFER TO PURCHASE UPON CHANGE OF CONTROL.

          Upon the occurrence of a Change of Control, each Holder will have the right to require AirGate to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to October 1, 2004) or 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (if such date of purchase is on or after October 1, 2004) (the "Change of Control Payment"). Within 30 days following any Change of Control, AirGate will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by Section 3.9 hereof and described in such notice. AirGate shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

          On the Change of Control Payment Date, AirGate shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control

Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Accreted Value or aggregate principal amount, as applicable, of Notes or portions thereof being purchased by AirGate. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. AirGate will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that AirGate repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

          AirGate shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by AirGate and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, AirGate will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

     SECTION 1.43   CORPORATE EXISTENCE.

          Subject to Section 4.14 and Article V hereof, as the case may be, AirGate shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of AirGate or any such Subsidiary and the rights (charter and statutory), licenses and franchises of AirGate and its Subsidiaries; provided that AirGate shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of AirGate shall determine that the preservation thereof is no longer desirable in the conduct of the business of AirGate and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

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

     SECTION 1.44   LIMITATION ON ISSUANCES AND SALES OF
                    EQUITY INTERESTS IN WHOLLY OWNED
                    RESTRICTED SUBSIDIARIES.

          AirGate will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of AirGate to any Person, other than AirGate or a Wholly Owned Restricted Subsidiary of AirGate, unless:

               (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

               (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10.

          In addition, AirGate will not permit any Wholly Owned Restricted Subsidiary of AirGate to issue any of its Equity Interests, other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares, to any Person other than to AirGate or a Wholly Owned Restricted Subsidiary of AirGate.

     SECTION 1.45   BUSINESS ACTIVITIES.

          AirGate shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to AirGate and its Restricted Subsidiaries taken as a whole.

     SECTION 1.46   PAYMENT FOR CONSENTS.

          AirGate will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     SECTION 1.47   NO SENIOR SUBORDINATED DEBT.

          Neither AirGate nor the Guarantors will incur any Indebtedness that pursuant to its terms is subordinate or junior in right of payment to any Senior Debt or any Permitted Debt described in clause (4) of the second paragraph of
Section 4.9 and senior in any respect in right of payment to the Notes or the Guarantees; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Debt of AirGate or a Guarantor that exist by reason of any Liens or guarantees arising or created in respect of some but not all such Senior Debt.

     SECTION 1.48   ADDITIONAL GUARANTEES.

          If AirGate or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of this Indenture, then that newly acquired or created Restricted Subsidiary must become a Guarantor and (i) execute a supplemental indenture satisfactory to the Trustee making such Restricted Subsidiary a party to this Indenture, (ii) execute an endorsement of Guarantee substantially in the form of Exhibit B attached hereto and (iii) deliver an Opinion of Counsel to the Trustee, in each case within 10 Business Days of the date on which it was acquired or created. If any of the Capital Stock of such Guarantor is directly owned by AirGate, then AirGate shall pledge all of the Capital Stock of such Guarantor owned by AirGate pursuant to the terms of the Pledge Agreement.

     SECTION 1.49   DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

          The Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by AirGate and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under paragraph (c) of Section 4.7 or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

     SECTION 1.50   FURTHER INSTRUMENTS AND ACTS.

          Upon request by the Trustee, AirGate shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                                   ARTICLE V

                                  SUCCESSORS

     SECTION 1.51   MERGER, CONSOLIDATION OR SALE OF ASSETS.

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          AirGate shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer or other disposition of the properties and assets of AirGate and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, at the time and after giving effect thereto:

                    (1) either: (A) if the transaction or series of transactions is a consolidation of AirGate with or a merger of AirGate with or into any other Person, AirGate shall be the surviving Person of such merger or consolidation, or (B) the Person formed by any consolidation with or merger with or into AirGate, or to which the properties and assets of AirGate or AirGate and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (B) being the "Surviving Entity"), shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of AirGate under the Notes and this Indenture and, in each case, this Indenture, as so supplemented, shall remain in full force and effect;

                    (2) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and

                    (3) AirGate or the Surviving Entity will, at the time of
              such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period, (A) have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of AirGate immediately preceding the transaction and (B) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of Section 4.9 hereof; provided, however, that the foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer or other disposition of the properties and assets by any Restricted Subsidiary to any other Restricted Subsidiary, or the merger or

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          consolidation of any Restricted Subsidiary with or into any other
          Restricted Subsidiary. AirGate may not, directly or indirectly, lease all or substantially all of its properties or asset, in one or more related transactions, to any other Person.

          In connection with any consolidation, merger, sale, assignment, conveyance, transfer or other disposition contemplated by this Section 5.1, AirGate shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate, which shall set forth the manner of determination of AirGate's compliance with clause (3) of this Section 5.1 stating that such consolidation, merger, sale, assignment, conveyance, transfer, or other disposition and the supplemental indenture in respect thereof, required under clause (1)(B) of the preceding paragraph, comply with the requirements of this Indenture and an Opinion of Counsel.

          For all purposes of this Indenture and the Notes, including the provisions described in the two immediately preceding paragraphs and Sections
4.9 and 4.21 hereof, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 4.21 hereof and all Indebtedness of the Surviving Entity and its Subsidiaries that was not Indebtedness of AirGate and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

          The Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of AirGate under this Indenture, and the predecessor company shall be released from all its obligations and covenants under this Indenture and the Notes.


     SECTION 1.52    SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of AirGate in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which AirGate is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to AirGate), and shall exercise every right and power of AirGate under this Indenture with the same effect as if such successor Person had been named as AirGate herein.


                                  ARTICLE VI

                             DEFAULTS AND REMEDIES

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SECTION 1.53   EVENTS OF DEFAULT

     Each of the following constitutes an "Event of Default":

                         (1)  default for 30 days in the payment when
                    due of interest on the Notes, whether or not prohibited by Article XI hereof;

                         (2) default in payment when due of principal of or premium, if any, on the Notes, whether or not prohibited by Article XI hereof;

                         (3)  failure by AirGate or any of its
                    Restricted Subsidiaries to comply with the provisions described under Sections 4.10 and 4.14 hereof;

                         (4)  failure by AirGate or any of its
                    Restricted Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions of any other agreement in this Indenture or the Pledge Agreement;

                         (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by AirGate or any of its Restricted Subsidiaries (or the payment of which is guaranteed by AirGate or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default:

                              (a)  is caused by a failure to pay
                         principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or

                              (b)  results in the acceleration of such
                         Indebtedness prior to its express maturity,

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                    and in each case, the principal amount of any such
                    Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                         (6)  failure by AirGate or any of its
                    Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                         (7)  breach by AirGate of any material
                    representation or warranty or agreement in the Pledge Agreement, the repudiation by AirGate of any of its obligations under the Pledge Agreement, the unenforceability of the Pledge Agreement against AirGate for any reason, the failure of any Lien on the Collateral (as defined in the Pledge Agreement) purported to be created under the Pledge Agreement to be a valid and perfected Lien with the priority required under the Pledge Agreement or assertion by AirGate that such Lien is not valid or perfected or lacks such priority;

                         (8)  except as permitted by this Indenture,
                    any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

                         (9)  AirGate or any of its Restricted
                    Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                              (a)  commences a voluntary case,

                              (b)  consents to the entry of an order
                         for relief against it in an involuntary case,

                              (c)  consents to the appointment of a
                         Custodian of it or for all or substantially all of its property,

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                              (d)  makes a general assignment for the
                         benefit of its creditors, or

                              (e)  generally is not paying its debts
                         as they become due;

                         (10) a court of competent jurisdiction enters
                    an order or decree under any Bankruptcy Law that:

                              (a)  is for relief against AirGate or
                         any of its Restricted Subsidiaries in an involuntary case;

                              (b)  appoints a Custodian of AirGate or
                         any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted
                         Subsidiaries; or


                              (c)  orders the liquidation of AirGate
                         or any of its Restricted Subsidiaries and the order or decree remains unstayed and in effect for 60 consecutive days; or

                         (11) any event occurs that causes, subject to
                    any applicable grace period, an Event of Termination under any of the Sprint Agreements.

          The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     SECTION 1.54   ACCELERATION.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such declaration, the principal of (or, if prior to October 1, 2004, the Accreted Value of), premium, if any, and accrued and unpaid interest on the Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default as described in clause (ix) or (x) of Section 6.1 hereof, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of AirGate with the intention of avoiding payment

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of the premium that AirGate would have had to pay if AirGate then had elected to redeem the Notes pursuant to Section 3.7(a) hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to October 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of AirGate with the intention of avoiding the prohibition on redemption of the Notes prior to October 1, 2004, then the amount payable in respect of such Notes for purposes of this paragraph shall be equal to 113.500% of the Accreted Value, if any, to the date of payment.

     SECTION 1.55   OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          Pursuant to Section 4.4, AirGate is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and AirGate is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     SECTION 1.56   WAIVER OF PAST DEFAULTS.

          The Holders of a majority in Accreted Value or aggregate principal amount, as the case may be, of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the consent of all of the Holders of the Notes then outstanding.

     SECTION 1.57   CONTROL BY MAJORITY.

          The Holders of a majority in Accreted Value or aggregate principal amount, as the case may be, of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However,
(i) the Trustee may refuse to follow any direction that conflicts with

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law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder, unless such Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     SECTION 1.58   LIMITATION ON SUITS.

          A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                    (1) the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from AirGate;

                    (2) the Holders of at least 25% in Accreted Value or aggregate principal amount, as the case may be, of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                    (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                    (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                    (5) during such 60-day period the Holders of a majority in Accreted Value or aggregate principal amount, as the case may be, of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     SECTION 1.59   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

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     SECTION 1.60   COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.1(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against AirGate for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 1.61   TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to AirGate (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 1.62   PRIORITIES.

          If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

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

          First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to holders of Senior Debt for amounts due;

          Third: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively;

          Fourth: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

          Fifth: to AirGate or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 1.63   UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                  ARTICLE VII

                                    TRUSTEE

     SECTION 1.64   DUTIES OF TRUSTEE.

                    (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

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                    (2)  Except during the continuance of an Event of
Default:

                              (1)  the duties of the Trustee shall be
                    determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                              (2)  in the absence of bad faith on its
                    part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                    (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                              (1)  this paragraph does not limit the
                    effect of paragraph (b) of this Section 7.1;

                              (2)  the Trustee shall not be liable for
                    any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                              (3)  the Trustee shall not be liable
                    with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

                    (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

                    (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such

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Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                    (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with AirGate. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     SECTION 1.65   RIGHTS OF TRUSTEE.

                    (1) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                    (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing and may request an Opinion of Counsel which shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                    (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                    (4) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                    (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from AirGate or a Guarantor shall be sufficient if signed by an Officer of AirGate or such Guarantor.

                    (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     SECTION 1.66   INDIVIDUAL RIGHTS OF TRUSTEE.

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          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with AirGate or any Affiliate of AirGate with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

     SECTION 1.67   TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for AirGate's use of the proceeds from the Notes or any money paid to AirGate or upon AirGate's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

     SECTION 1.68   NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to an officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

     SECTION 1.69   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

          Within 60 days after each September 1 beginning with the September 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b). The Trustee shall also transmit by mail all reports as required by TIA
(S) 313(c).

          A copy of each report at the time of its mailing to the Holders shall be mailed to AirGate and filed with the Commission and each stock exchange on which AirGate has informed the Trustee in writing the Notes are listed in accordance with TIA (S) 313(d). AirGate shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

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     SECTION 1.70   COMPENSATION AND INDEMNITY.

          AirGate shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. AirGate shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          AirGate shall indemnify the Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees and agents) against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Pledge Agreement and the Intercreditor Agreement, including the costs and expenses of enforcing this Indenture, the Pledge Agreement and the Intercreditor Agreement against AirGate (including this Section 7.7) and defending itself against any claim (whether asserted by AirGate or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder and under the Pledge Agreement and the Intercreditor Agreement except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify AirGate promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify AirGate shall not relieve AirGate of its obligations hereunder or under the Pledge Agreement.and the Intercreditor Agreement AirGate shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and AirGate shall pay the reasonable fees and expenses of such counsel. AirGate need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of AirGate under this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

          To secure AirGate's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1 (ix), (x) or (xi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

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

     SECTION 1.71   REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying AirGate. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and AirGate in writing. AirGate may remove the Trustee if:

                    (1)  the Trustee fails to comply with Section 7.10 hereof;

                    (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                    (3) a Custodian or public officer takes charge of the Trustee or its property; or

                    (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, AirGate shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount or Accreted Value as then applicable, of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by AirGate.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, AirGate, or the Holders of at least 10% in principal amount or Accreted Value as the applicable, of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to AirGate. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, AirGate's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

     SECTION 1.72   SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

     SECTION 1.73   ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S)(S) 310(a)(l), (2) and (5). The Trustee is subject to TIA (S) 310(b).

     SECTION 1.74   PREFERENTIAL COLLECTION OF CLAIMS
                    AGAINST AIRGATE.

          The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                 ARTICLE VIII

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1.75   OPTION TO EFFECT LEGAL DEFEASANCE OR
                    COVENANT DEFEASANCE.

          AirGate may, at the option of its Boards of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be

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

applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

     SECTION 1.76   LEGAL DEFEASANCE AND DISCHARGE.

          Upon AirGate's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, AirGate shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that AirGate shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of AirGate, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.4(a); (b) AirGate's obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof; (c)
the rights, powers, trusts, duties and immunities of the Trustee, including without limitation thereunder, under Section 7.7, 8.5 and 8.7 hereof and AirGate's obligations in connection therewith and (d) the provisions of this
Article VIII. Subject to compliance with this Article VIII, AirGate may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

     SECTION 1.77   COVENANT DEFEASANCE.

          Upon AirGate's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, AirGate shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, AirGate or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision

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

herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon AirGate's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(iii) and (iv) hereof shall not constitute Events of Default.

     SECTION 1.78   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

                    (1) AirGate must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and AirGate must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                    (2) in the case of an election under Section 8.2 hereof, AirGate shall have delivered to the Trustee an Opinion of Counsel confirming that (A) AirGate has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                    (3) in the case of an election under Section 8.3 hereof, AirGate shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                    (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from

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

the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                    (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which AirGate or any of its Subsidiaries is a party or by which AirGate or any of its Subsidiaries is bound;

                    (6) AirGate shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                    (7) AirGate shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by AirGate with the intent of preferring the Holders over the other creditors of AirGate or with the intent of defeating, hindering, delaying or defrauding creditors of AirGate or others; and

                    (8) AirGate shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with as contemplated by this Section 8.4.

     SECTION 1.79   DEPOSITED MONEY AND GOVERNMENT SECURITIES
                    TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including AirGate or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          AirGate shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than

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

any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to AirGate from time to time upon the written request of AirGate and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 1.80   REPAYMENT TO AIRGATE.

          Any money deposited with the Trustee or any Paying Agent, or then held by AirGate, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest has become due and payable shall be paid to AirGate on its written request or (if then held by AirGate) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to AirGate for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of AirGate as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of AirGate cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to AirGate.

     SECTION 1.81   REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of AirGate under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if AirGate makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, AirGate shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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

                                  ARTICLE IX

                       AMENDMENT, SUPPLEMENT AND WAIVER

     SECTION 1.82   WITHOUT CONSENT OF HOLDERS OF THE NOTES.

          Notwithstanding Section 9.2 of this Indenture, without the consent of any Holder, AirGate and the Trustee may amend or supplement this Indenture, the Pledge Agreement, the Intercreditor Agreement, any Guarantee or the Notes:

                    (1)  to cure any ambiguity, defect or inconsistency;

                    (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                    (3) to provide for the assumption of AirGate's obligations to the Holders in the case of a merger, or consolidation or sale of all or substantially all of AirGate's assets;

                    (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder; or

                    (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the written request of AirGate accompanied by a resolution of its Board of Directors of AirGate authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with AirGate in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

     SECTION 1.83   WITH CONSENT OF HOLDERS OF NOTES.

          Except as provided below in this Section 9.2, this Indenture, the Pledge Agreement, the Intercreditor Agreement, any Guarantee or the Notes may be amended or supplemented with

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

the consent of the Holders of at least a majority in aggregate Accreted Value of the Notes then outstanding if before October 1, 2004 or in aggregate principal amount of the then outstanding Notes if after October 1, 2004 (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer, for Notes), and any existing default or compliance with any provision of this Indenture, the Pledge Agreement, the Intercreditor Agreement, any Guarantee or the Notes may be waived with the consent of the Holders of a majority in aggregate Accreted Value of the then outstanding Notes if before October 1, 2004 or in aggregate principal amount of the then outstanding Notes if after October 1, 2004 (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes).

          Upon the request of AirGate accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with AirGate in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.2 becomes effective, AirGate shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of AirGate to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

          Subject to Sections 6.2, 6.4 and 6.7 hereof, the Holders of a majority in aggregate Accreted Value of the Notes then outstanding may amend or waive compliance in a particular instance by AirGate with any provision of this Indenture, the Pledge Agreement, the Intercreditor Agreement, any Guarantee or the Notes. However, without the consent of each Holder adversely affected, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

                    (1) reduce the aggregate Accreted Value of the then outstanding Notes, if before October 1, 2004, or the aggregate principal amount of the then outstanding Notes, if after October 1, 2004, whose Holders must consent to an amendment, supplement or waiver;

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

                    (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.10 and 4.14 hereof);

                    (3) reduce the rate of or change the time for payment of interest on any Note;

                    (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                    (5) make any Note payable in money other than that stated in the Notes;

                    (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

                    (7) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 4.10 or 4.14 hereof); or

                    (8) make any change in the amendment and waiver provisions of this Article IX.

          In addition, any amendment to, or waiver of, the provisions of the Pledge Agreement or this Indenture relating to the security interests created by the Pledge Agreement that adversely affects the rights of the Holders will require the consent of the Holders of at least 75% in aggregate Accreted Value of Notes then outstanding if before October 1, 2004 or in aggregate principal amount of the then outstanding Notes if after October 1, 2004.

     SECTION 1.84   COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

     SECTION 1.85   REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if

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

notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

          AirGate may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver. If AirGate fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as AirGate shall designate.

     SECTION 1.86   NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. AirGate in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 1.87   TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. AirGate and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it. In signing or refusing to sign any amended or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon AirGate in accordance with its terms.


                                   ARTICLE X

                                  GUARANTEES

     SECTION 1.88   GUARANTEES.

                    (1) Each Guarantor hereby jointly and severally, fully, unconditionally and irrevocably guarantees the Notes and obligations of AirGate hereunder and

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

thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (a) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of AirGate to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Guarantees shall be a guarantee of payment and not of collection.

                    (2) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                    (3) Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

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

                    (4) If any Holder or the Trustee is required by any court or otherwise to return to AirGate or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either AirGate or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture except as otherwise provided in the Intercreditor Agreement.

                    (5) Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

     SECTION 1.89   EXECUTION AND DELIVERY OF GUARANTEE.

          To evidence its Guarantee set forth in Section 10.1, each Guarantor agrees that a notation of such Guarantee substantially in the form attached hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee. Such notation of Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member or director) on behalf of such Guarantor by manual or facsimile signature. In case the officer, board member or director of such Guarantor who shall have signed such notation of Guarantee shall cease to be such officer, board member or director before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Guarantee had not ceased to be such officer, board member or director.

          Each Guarantor agrees that its Guarantee set forth in Section 10.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantors.

     SECTION 1.90   SEVERABILITY.

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          In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1.91   SENIORITY OF GUARANTEES.

          The obligations of each Guarantor under its Guarantee pursuant to this
Article X shall be junior and subordinated to any Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of AirGate. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article XI hereof. The obligations of each Guarantor under its Guarantee pursuant to this Article X shall be equal in right of payment to all existing and future senior subordinated Indebtedness of each Guarantor and senior in right of payment to all existing and future subordinated Indebtedness of each Guarantor.

     SECTION 1.92   LIMITATION OF GUARANTORS' LIABILITY.

          Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee constituting a fraudulent transfer or conveyance.

     SECTION 1.93   GUARANTORS MAY CONSOLIDATE, ETC., ON
                    CERTAIN TERMS.

          Except as otherwise provided in Section 10.7 hereof, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

               (1) immediately after giving effect to such transactions, no Default or Event of Default exists; and

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               (2)  either:

                              (1) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture pursuant to a supplemental indenture and appropriate collateral documents satisfactory to the Trustee and the Capital Stock of such Person is pledged pursuant to the Pledge Agreement if such Person is directly owned by AirGate; or

                              (2) the Net Proceeds of any such sale or other disposition of a Guarantor are applied in accordance with the provisions of Section 4.10 hereof.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles IV and V hereof, and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into AirGate or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to AirGate or another Guarantor.

     SECTION 1.94   RELEASES FOLLOWING SALE OF ASSETS.

          Any Guarantor shall be released and relieved of any obligations under this Guarantee, (1) in connection with any sale or other disposition by AirGate or any Subsidiary of AirGate of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary, if AirGate or the Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the provisions of Section 4.10 hereof; or (2) in connection with any sale of all of the Capital Stock of a Guarantor by AirGate or any Subsidiary of AirGate to a Person that is not (either before or after giving effect to such transaction) a Subsidiary, if AirGate applies the Net Proceeds of that sale in accordance with the provisions of Section 4.10 thereof. Upon

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delivery to the Trustee of an Officers' Certificate and an Opinion of Counsel to
the effect that such sale or other disposition was made by AirGate in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

          Any Guarantor not released from its obligations under this Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

     SECTION 1.95   RELEASE OF A GUARANTOR.

                    (a) Any Guarantor that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with the terms of this Indenture shall, at such time, be deemed automatically and unconditionally released and discharged of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder. The Trustee shall execute an appropriate instrument evidencing such release upon receipt of the Company's request for such release accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.8. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in its Guarantee.

                    (b) AGW Leasing Company, Inc. shall be released and discharged of its obligations under its Guarantee upon the foreclosure of the security interest in the Capital Stock of AGW Leasing Company, Inc. securing Obligations under the Lucent Financing (i) upon the occurrence of the later of
(A) the date that one hundred percent (100%) of such Capital Stock of AGW Leasing Company, Inc. is sold pursuant to such foreclosure and (B) the date that the Lien securing the Obligations under the Lucent Financing in all of the Capital Stock of AGW Leasing Company, Inc. has been released, AGW Leasing Company, Inc. has been released from all other Obligations relating to the Lucent Financing and all Liens granted in connection therewith have been released and (ii) so long as the Capital Stock of AGW Leasing Company, Inc. is not sold pursuant to such foreclosure sale directly or indirectly (A) the administrative agent or the collateral agent, or any of their respective successors, under the Lucent Financing, (B) any holder of Obligations under the Lucent Financing or (C) any affiliate of any of the foregoing, unless prior notice of such foreclosure is given to the Trustee.

     SECTION 1.96   BENEFITS ACKNOWLEDGED.

          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

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     SECTION 1.97   FUTURE GUARANTORS.

       Each future Restricted Subsidiary shall become a Guarantor. Within ten
(10) days of becoming a Restricted Subsidiary, (a) such Subsidiary shall execute and deliver to the Trustee a supplemental indenture making such Subsidiary a party to this Indenture and (b) if any of the Capital Stock of such Guarantor is directly owned by AirGate, AirGate shall pledge all of the Capital Stock of such Guarantor owned by AirGate pursuant to the terms of the Pledge Agreement.


                                  ARTICLE XI

                                 SUBORDINATION

     SECTION 1.98   AGREEMENT TO SUBORDINATE.

       AirGate and each Guarantor agree, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by each Note and each Guarantee is subordinated in right of payment, to the extent and in the manner provided herein, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

     SECTION 1.99   LIQUIDATION; DISSOLUTION; BANKRUPTCY.

       Upon (a) any distribution to creditors of AirGate or any Guarantor in a liquidation or dissolution of AirGate or any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to either AirGate or its property or any Guarantor or its property or (b) an assignment for the benefit of creditors or any marshalling of AirGate's or any Guarantor's assets and liabilities:

                         (1) the holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding, whether or not allowed, at the rate specified in the applicable Senior Debt) before Holders shall be entitled to receive any payment on account of any Obligations on the Notes (except that Holders may receive and retain Permitted Junior Securities and payments made from the trust described in Section
               8.4 hereof); and

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

                         (2) until all Obligations with respect to Senior Debt (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this
               Article XI shall be made to holders of Senior Debt (except that Holders may receive and retain Permitted Junior Securities and payments made from the trust described in Section 8.4 hereof), as their interests may appear to the extent necessary to make payment in full on all Obligations with respect to Senior Debt remaining unpaid, after giving effect to all concurrent payments or distributions to the holders of Senior Debt.

       The consolidation of AirGate or any Guarantor with, or the merger of AirGate or any Guarantor into, another Person or the liquidation or dissolution of AirGate or any Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article V shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of AirGate or such Guarantor for the purposes of this Section if the Person formed by such consolidation or into which AirGate or such Guarantor is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article V and, in the case of AirGate, such other Person shall assume AirGate's obligations hereunder in accordance with Article V hereof.

  SECTION 1.100   DEFAULT ON DESIGNATED SENIOR DEBT.

       Neither AirGate nor any Guarantor shall (1) make any payment or distribution to the Trustee or any Holder upon or in respect of Obligations with respect to the Notes or (2) acquire from the Trustee or any Holder any Notes for cash or property (in each case other than payments in Permitted Junior Securities and payments made from the trust previously established as described in Section 8.4 hereof) if:

                  (1) a default in the payment of any principal, premium, if any, interest or other amount with respect to any Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt (whether upon maturity, as a result of acceleration or otherwise); or

                  (2) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of such Designated Senior Debt to accelerate its maturity, and AirGate and the Trustee receive written notice of such default (a "Payment Blockage Notice") from a majority of the holders, or from the trustee, agent or other

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representative (the "Representative") of the holders, of any such Designated
Senior Debt. If the Trustee receives any such notice, a subsequent notice received within 360 days thereafter shall not be effective for purposes of this Section. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

       Notwithstanding anything herein to the contrary, AirGate and the Guarantors may and shall resume payments on and distributions in respect of the Obligations on the Notes upon the earlier of:

                         (1) in the case of a default referred to in clause (a) of this Section 11.3, the date upon which the default is cured or waived or ceases to exist, or

                         (2) in the case of a default referred to in clause (b) of this Section 11.3, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.


  SECTION 1.101   PAYMENT PERMITTED IF NO DEFAULT.

       Nothing contained in this Article XI or elsewhere in this Indenture, in any of the Notes or in any Guarantee shall prevent AirGate or any Guarantors, as applicable, at any time except during the pendency of any case, proceedings, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of AirGate or any Guarantor referred to in Section 11.2 or under the conditions described in
Section 11.3, from making payments at any time of principal of and premium or interest on the Notes or under a Guarantee, as applicable.

  SECTION 1.102   NOTICE OF ACCELERATION OF SECURITIES.

       If payment of the Notes is accelerated because of an Event of Default, AirGate shall promptly notify holders of Senior Debt of such acceleration.

  SECTION 1.103   WHEN DISTRIBUTION MUST BE PAID OVER.

       In the event that any Holder receives any payments of any Obligations with respect to the Notes at a time when such payment is prohibited by Section
11.3 hereof, such payment shall be held by such Holder in trust for the benefit of, and, upon written request of the Representative

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of the holders of Senior Debt, shall be paid forthwith over and delivered to, the holders of Senior Debt of AirGate or any Guarantor under any indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their interest may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

       If a distribution is made to any Holder that because of this Article XI should not have been made to it, such Holder who receives the distribution shall hold it in trust for the benefit of, and upon written request of the Representative of the holders of Senior Debt pay it over to, the holders of Senior Debt under any indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their interest may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

       With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article XI, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or AirGate or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article XI except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

  SECTION 1.104   NOTICE BY AIRGATE.

       AirGate shall promptly notify the Trustee and the Paying Agent of any facts known to AirGate that would cause a payment of any Obligations with respect to the Notes to violate this Article XI, but failure to give such notice shall not affect the subordination of the Notes to Senior Debt as provided in this Article XI.

  SECTION 1.105   SUBROGATION.

       After all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive payments or distributions applicable to Senior Debt to the extent that payments or distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. For the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of AirGate to which the Holders or the Trustee would otherwise be entitled except for the provisions of this Article XI, and no

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payments pursuant to the provisions of this Article XI to the holders of Senior
Debt by the Holders or the Trustee, or by or on behalf of the Holders by virtue of this Article XI which otherwise would have been made to the Holders shall, as between AirGate and the Holders of the Notes, be deemed to be a payment by AirGate to or on account of the Senior Debt, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand, and the holders of the Senior Debt, on the other hand.

  SECTION 1.106   RELATIVE RIGHTS.

       This Article XI defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

                  (1) impair, as between AirGate and the Guarantors and Holders, the obligation of AirGate or any Guarantor, which are absolute and unconditional, to pay principal of and interest on the Notes and any other amounts due under the Indenture or the Notes in accordance with their terms;

                  (2) affect the relative rights of Holders and creditors of AirGate or any Guarantor other than their rights in relation to holders of Senior Debt; or

                  (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders pursuant to this Article XI.

       If AirGate fails because of this Article XI to pay principal of or interest on a Note on the due date, such failure shall still constitute a Default or Event of Default.

  SECTION 1.107   SUBORDINATION MAY NOT BE IMPAIRED BY AIRGATE.

       No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by AirGate or any Holder or by the failure of AirGate, the Trustee or any Holder to comply with this Indenture.

  SECTION 1.108   DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

       Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

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       Upon any payment or distribution of assets of either AirGate or any
Guarantor referred to in this Article XI, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative of the Senior Debt or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of AirGate, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

  SECTION 1.109   RIGHTS OF TRUSTEE AND PAYING AGENT.

       AirGate shall give prompt written notice to the Trustee of any fact known to AirGate which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article XI. Regardless of anything to the contrary contained in this Article XI or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee shall have received notice in writing from AirGate, or from a holder of Senior Debt or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

       In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XI and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

       The Trustee in its individual or any ther capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

  SECTION 1.110   AUTHORIZATION TO EFFECT SUBORDINATION.

       Each Holder of Notes by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article XI, and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

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  SECTION 1.111   ARTICLE APPLICABLE TO PAYING AGENTS.

       In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.


                                  ARTICLE XII

                                 MISCELLANEOUS

  SECTION 1.112   TRUST INDENTURE ACT CONTROLS.

       If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

  SECTION 1.113   NOTICES.

       Any notice or communication by AirGate, the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others address:

                  If to AirGate:

                         AirGate PCS, Inc.
                         Harris Tower
                         Suite 1700
                         233 Peachtree Street, N.E.
                         Atlanta, Georgia 30303
                         Telecopier No.: (404) 525-7922
                         Attention: President and Legal Department

                  With a copy to:

                         Patton Boggs LLP
                         2550 M Street, N.W.
                         Washington, D.C.  20037

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

                         Telecopier No.: (202) 457-6315
                         Attention: Mary M. Sjoquist, Esq.

                  If to the Trustee:

                         Bankers Trust Company
                         Four Albany Street - 4/th/ Floor
                         New York, New York 10006
                         Telecopier No.: (212) 250-6961
                         Attention: Corporate Trust and Agency Group,
                                     Corporate Market Services

       AirGate or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

       All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

       Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ' 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

       If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

       If AirGate mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

  SECTION 1.114   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

       Holders may communicate pursuant to TIA ' 312(b) with other Holders with respect to their rights under this Indenture or the Notes. AirGate, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

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  SECTION 1.115   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

       Upon any request or application by AirGate to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), AirGate shall furnish to the Trustee upon request:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

  SECTION 1.116   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

       Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

  SECTION 1.117   RULES BY TRUSTEE AND AGENTS.

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

       The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

  SECTION 1.118   NO PERSONAL LIABILITY OF DIRECTORS,
                  OFFICERS, EMPLOYEES AND STOCKHOLDERS.

       No director, officer, employee, incorporator or stockholder of AirGate, as such, shall have any liability for any obligations of AirGate or any Guarantor under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

  SECTION 1.119   GOVERNING LAW.

       THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES, IF ANY.

  SECTION 1.120   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

       This Indenture may not be used to interpret any other indenture, loan or debt agreement of AirGate or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

  SECTION 1.121   SUCCESSORS.

       All agreements of AirGate and the Guarantors in this Indenture and the Notes and the Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

  SECTION 1.122   SEVERABILITY.

       In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  SECTION 1.123   COUNTERPART ORIGINALS.

       The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

  SECTION 1.124   TABLE OF CONTENTS, HEADINGS, ETC.

       The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page]

                                  SIGNATURES
                                  ----------


Dated as of September 30, 1999      AIRGATE PCS, INC.



                                    By:_________________________________
                                        Name: Thomas M. Dougherty
                                        Title: President and Chief Executive
                                               Officer


                                    AGW LEASING COMPANY, INC.



                                    By:_________________________________
                                        Name: Thomas M. Dougherty
                                        Title: President and Chief Executive
                                              Officer


                                    BANKERS TRUST COMPANY,
                                    as Trustee


                                    By: ________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                                 FORM OF NOTE

                                                                       EXHIBIT A


                                 FORM OF NOTE

                  (Face of Senior Subordinated Discount Note)

              13 1/2% Senior Subordinated Discount Notes due 2009

          [Unless and until it is exchanged in whole or in part for Senior Subordinated Discount Notes in definitive form, this Senior Subordinated Discount Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]/1/

          [THE SENIOR SUBORDINATED DISCOUNT NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE 13 1/2% SENOR SUBORDINATED DISCOUNT NOTES DUE 2009 OF AIRGATE PCS, INC. (THE "SENIOR SUBORDINATED DISCOUNT NOTES") AND ONE WARRANT (A "WARRANT" AND, COLLECTIVELY, THE "WARRANTS") INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 2.148 SHARES, PAR VALUE $0.01 PER SHARE, OF AIRGATE PCS, INC. AT AN EXERCISE PRICE OF $.01 PER SHARE]/2/

          [PRIOR TO THE EARLIEST TO OCCUR OF (I) 180 DAYS AFTER THE CLOSING OF THE OFFERING OF THE UNITS, (II) THE OCCURRENCE OF A CHANGE OF CONTROL OR AN EVENT OF DEFAULT (AS DEFINED IN THE INDENTURE GOVERNING THE SENIOR SUBORDINATED DISCOUNT NOTES) AND (III) SUCH DATE AS DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION IN ITS SOLE DISCRETION SHALL DETERMINE, THE SENIOR SUBORDINATED DISCOUNT

_____________________

/1/  This paragraph should be included only if the Senior Subordinated Discount
     Note is issued in global form.

/2/  This paragraph should be included only if the Senior Subordinated Discount
     Note is issued prior to the Separation Date.

NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH THE WARRANTS (THE EARLIEST OF (I) - (III) TO OCCUR, THE "SEPARATION DATE").]/2/


No. ___                                                           $_____________
                                                             CUSIP NO. 009367AA1

                               AIRGATE PCS, INC.



promises to pay to ___________________ or registered assigns, the principal sum of ____________ Dollars on ______, 2009.



    Interest Payment Dates: April 1 and October 1, beginning April 1, 2005
                    Record Dates: March 15 and September 15



                                         AIRGATE PCS, INC.


                                         By: __________________________
                                             Name:
                                             Title:


This is one of the
Senior Subordinated Discount Notes referred to in the within-mentioned Indenture:


Dated: ____________

BANKERS TRUST COMPANY,
as Trustee

By: _______________________________

                  (Back of Senior Subordinated Discount Note)

              ______% Senior Subordinated Discount Notes due 2009

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1) INTEREST. AirGate PCS, Inc., a Delaware corporation, or its successor ("AirGate"), promises to pay interest on the principal amount of this Senior Subordinated Discount Note at the rate of _____% per annum. AirGate will pay interest in United States dollars (except as otherwise provided herein) semi-annually in arrears on _______ and ______, commencing on _______, 2005, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Subordinated Discount Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 1, 2004; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Senior Subordinated Discount Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after October 1, 2004), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Senior Subordinated Discount Notes, in which case interest shall accrue from the date of authentication. AirGate shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Subordinated Discount Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2)   METHOD OF PAYMENT.   AirGate will pay interest on the Senior Subordinated
     Discount Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Senior Subordinated Discount Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Senior Subordinated Discount Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Subordinated Discount Notes shall be payable as to principal, premium and interest at the office or agency of AirGate maintained for such purpose within or without the City and State of New York, or, at the option of AirGate, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Senior Subordinated Discount Notes the Holders of which shall have provided written wire transfer instructions to AirGate and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3) PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. AirGate may change any Paying Agent or Registrar without notice to any Holder. AirGate or any of its Subsidiaries may act in any such capacity.

4) INDENTURE. AirGate issued the Senior Subordinated Discount Notes under an Indenture dated as of September 30, 1999 ("Indenture") among AirGate, AGW Leasing Company, Inc. and the Trustee. The terms of the Senior Subordinated Discount Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"). The Senior Subordinated Discount Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Subordinated Discount Notes are general unsecured Obligations of AirGate limited to $300,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding Senior Subordinated Discount Notes as set forth in Paragraph 2 hereof.

5) OPTIONAL REDEMPTION. Except as set forth in the next paragraph, the Senior Subordinated Discount Notes shall not be redeemable at AirGate's option prior to October 1, 2004. Thereafter, the Senior Subordinated Discount Notes shall be subject to redemption at the option of AirGate, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

              Year                             Percentage

              2004..............................106.750%
              2005..............................104.500%
              2006..............................102.250%
              2007 and thereafter...............100.000%

          Notwithstanding the foregoing, during the first 36 months after the Issue Date AirGate may on one or more occasions redeem up to 35% of the Accreted Value of the Senior Subordinated Discount Notes, in whole but not in part, at the option of AirGate at a redemption price of 113.500% of the Accreted Value thereof, with the net cash pro-ceeds of one or more Equity Offerings; provided that such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

6) MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, AirGate shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Discount Notes.

7)   REPURCHASE AT OPTION OF HOLDER.

          (a) Upon the occurrence of a Change of Control, each Holder will have the right to require AirGate to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Subordinated Discount Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to October 1, 2004) or 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (if such date of purchase is on or after October 1, 2004). Within thirty days following any Change of Control, AirGate will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

          (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, AirGate will be required to make an offer to all Holders and to holders of such other Indebtedness that is pari passu with the Senior Subordinated Discount Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Subordinated Discount Notes and such other Indebtedness that is pari passu with the Senior Subordinated Discount Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to October 1, 2004) or 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (if such date of purchase is on or after October 1, 2004), in each case in accordance with the procedures set forth in the Indenture or such other governing document in the case of Indebtedness pari passu with the Senior Subordinated Discount Notes. To the extent that the aggregate amount of Senior Subordinated Discount Notes and such other Indebtedness that is pari passu with the Senior Subordinated Discount Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, AirGate may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Senior Subordinated Discount Notes and such other Indebtedness that is pari passu with the Senior Subordinated Discount Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Discount Notes and such other Indebtedness that is pari passu with the Senior Subordinated

     Discount Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          (c) Holders of the Senior Subordinated Discount Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from AirGate prior to any related purchase date and may elect to have such Senior Subordinated Discount Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

8) NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Discount Notes are to be redeemed at its registered address. Senior Subordinated Discount Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Subordinated Discount Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the Senior Subordinated Discount Notes or portions thereof called for redemption.

9) DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Subordinated Discount Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the Senior Subordinated Discount Notes may be registered and the Senior Subordinated Discount Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and AirGate may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. AirGate need not exchange or register the transfer of any Senior Subordinated Discount Note or portion of a Senior Subordinated Discount Note selected for redemption, except for the unredeemed portion of any Senior Discount Subordinated Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Subordinated Discount Notes for a period of 15 days before a selection of Senior Subordinated Discount Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10) PERSONS DEEMED OWNERS. The registered holder of a Senior Subordinated Discount Note may be treated as its owner for all purposes.

11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture and the Senior Subordinated Discount Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Accreted Value of the Senior Subordinated Discount Notes then outstanding if before October 1, 2004 or in aggregate principal amount of the then outstanding Senior Subordinated Discount Notes if after October 1, 2004 (including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for Senior Subordinated Discount Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Senior Subordinated Discount Notes may be waived with the consent of the Holders of a majority in aggregate Accreted Value of the then outstanding Senior Subordinated Discount Notes if before October 1, 2004 or in aggregate principal amount of the then outstanding Senior Subordinated Discount Notes if after October 1, 2004 (including consents obtained in connection with a tender offer or exchange offer for Senior Subordinated Discount Notes).

          Without the consent of any Holder, AirGate and the Trustee may amend or supplement the Indenture or the Senior Subordinated Discount Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Subordinated Discount Notes in addition to or in place of certificated Senior Subordinated Discount Notes, to provide for the assumption of AirGate's or a Guarantor's obligations to Holders in the case of a merger or consolidation or a sale of all or substantially all of AirGate's assets, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to allow any Subsidiary to guarantee the Senior Subordinated Discount Notes.

          Without the consent of each Holder adversely affected, an amendment or waiver to the Indenture or the Senior Subordinated Discount Notes may not, with respect to any Senior Subordinated Discount Notes held by a non-consenting Holder, (i) reduce the principal amount of Senior Subordinated Discount Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Senior Subordinated Discount Note or alter the provisions with respect to the redemption of the Senior Subordinated Discount Notes, except for provisions relating to Sections 4.10 and 4.14 of the Indenture, (iii) reduce the rate of or change the time for payment of interest on any Senior Subordinated Discount Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Subordinated Discount Notes except a rescission of acceleration of the Senior Subordinated Discount Notes by the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Discount Notes and a waiver of the payment default that resulted from such acceleration, (v) make any Senior Subordinated Discount Note payable in money other than that stated in the Senior Subordinated Discount Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Senior Subordinated Discount Notes, (vii) waive a redemption payment with respect to any Senior Subordinated Discount Note, other than a payment required by Sections

     4.10 and 4.14 of the Indenture, and (viii) make any change in the preceding amendment and waiver provisions.

          Without the consent of at least 75% in aggregate principal amount of Senior Subordinated Discount Notes then outstanding, AirGate and the Trustee may not make any amendment to, or waiver of, the provisions of the Indenture relating to the security interests created by the Pledge Agreement that adversely affects the rights of the Holders.

12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Senior Subordinated Discount Notes, whether or not prohibited by the subordination provisions of the Indenture; (ii) default in payment when due of the principal of or premium, if any, on the Senior Subordinated Discount Notes, whether or not prohibited by the subordination provisions of the Indenture; (iii) failure by AirGate or any Restricted Subsidiary to comply with the provisions described in Sections 4.10 and 4.14 of the Indenture; (iv) failure by AirGate or any Restricted Subsidiary for 60 days after notice to comply with any of the other provisions of the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by AirGate or any of its Restricted Subsidiaries (or the payment of which is guaranteed by AirGate or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A)(1) is caused by a failure to pay any principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (2) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by AirGate or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to AirGate or any of its Restricted Subsidiaries; (viii) a breach by AirGate of a material representation or warranty or agreement in the Pledge Agreement, the repudiation by AirGate of any of its obligations under the Pledge Agreement or the unenforceability of the Pledge Agreement against AirGate for any reason; (ix) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (x) any event occurs that causes, subject to any applicable grace period, an Event of Termination under any of the Sprint Agreements.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Discount Notes may declare all the Senior Subordinated Discount Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to AirGate or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Subordinated Discount Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Senior Subordinated Discount Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Discount Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for AirGate, the Guarantors or their respective Affiliates, and may otherwise deal with AirGate, the Guarantors or their respective Affiliates, as if it were not the Trustee.

14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of AirGate or any Subsidiary Guarantor, as such, shall have any liability for any obligations of AirGate or any Subsidiary Guarantor under the Senior Subordinated Discount Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Discount Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Discount Notes.

15) AUTHENTICATION. This Senior Subordinated Discount Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, AirGate has caused CUSIP numbers to be printed on the Senior Subordinated Discount Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Discount Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          AirGate shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                         AirGate PCS, Inc.
                         Harris Tower
                         Suite 1700
                         233 Peachtree Street, N.E.
                         Atlanta, Georgia 30303
                         Telecopy: (404) 525-7922
                         Attention: President and Legal Department

                                ASSIGNMENT FORM

          To assign this Senior Subordinated Discount Note, fill in the form below: (I) or (we) assign and transfer this Senior Subordinated Discount Note to


________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Senior Subordinated Discount Note on the books of AirGate. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ___________________


                                    Your Signature: ____________________________
                                                    (Sign exactly as your name
                                                    appears on the face of this
                                                    Senior Subordinated
                                                    Discount Note)

                                    Signature guarantee:

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Senior Subordinated Discount Note purchased by AirGate pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

          [_] Section 4.10                     [_] Section 4.14

          If you want to elect to have only part of the Senior Subordinated Discount Note purchased by AirGate pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $_____________

Date: ___________________             Your Signature:___________________________
                                                     (Sign exactly as your name
                                                     appears on the Senior
                                                     Subordinated Discount Note)

                                      Tax Identification No.: __________________

                                      Signature guarantee:

        SCHEDULE OF EXCHANGES OF SENIOR SUBORDINATED DISCOUNT NOTES(1)

          The following exchanges of a part of this Global Note for other Senior Subordinated Discount Notes have been made:


-------------------------------------------------------------------------------------------------------------------------
                                                                        Principal Amount of     Signature of authorized
                      Amount of decrease in   Amount of increase in       this Global Note       officer of Trustee or
                       Principal Amount of     Principal Amount of    following such decrease     Senior Subordinated
Date of Exchange        this Global Note        this Global Note           (or increase)        Discount Note Custodian
-------------------------------------------------------------------------------------------------------------------------



______________________
(1) This should be included only if the Senior Subordinated Discount Note is issued in global form.

                                                                       EXHIBIT B


                               FORM OF GUARANTEE

                                                                       EXHIBIT B

                               FORM OF GUARANTEE

          The Guarantor listed below (hereinafter referred to as the "Guarantor," which term includes any successors or assigns under that certain Indenture, dated as of September 30, 1999, by and among AirGate PCS, Inc., a Delaware corporation ("AirGate), AGW Leasing Company, Inc., a Delaware corporation, and the Trustee (as amended and supplemented from time to time, the "Indenture"), has guaranteed the Notes and the obligations of AirGate under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the ____% Senior Subordinated Discount Notes due 2009 (the "Notes") of AirGate, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of AirGate to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee or the Indenture.

          The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

          No stockholder, employee, officer, director or incorporator, as such, past, present or future of the Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.

          This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of AirGate's obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          The Obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

          THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.



Dated as of ____________________________          [NAME OF GUARANTOR]


                                                  By:_____________________
                                                     Name:
                                                     Title:



                                                     (SEAL)

                                                                       EXHIBIT C

                           FORM OF PLEDGE AGREEMENT

                             [Document No. 197989]

                                                                       EXHIBIT C

                           FORM OF PLEDGE AGREEMENT




================================================================================


                               PLEDGE AGREEMENT

                                by and between

                               AIRGATE PCS, INC.

                                      and

                            BANKERS TRUST COMPANY,
                                  as Trustee

                        Dated as of September ___, 1999


================================================================================

                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
ARTICLE I   DEFINED TERMS...................................................................    1

     Section 1.1   Definitions..............................................................    1
     Section 1.2   Other Definitional Provisions............................................    5

ARTICLE II  GRANT OF SECURITY INTEREST......................................................    5

ARTICLE III REPRESENTATIONS AND WARRANTIES..................................................    6

     Section 3.1   Existence, Good Standing, Power and Authority and Authorization..........    6
     Section 3.2   Enforceability...........................................................    6
     Section 3.3   No Conflict..............................................................    6
     Section 3.4   No Consents..............................................................    7
     Section 3.5   Title, No Other Liens....................................................    7
     Section 3.6   Perfected First Priority Liens...........................................    7
     Section 3.7   Chief Executive Office...................................................    7
     Section 3.8   Pledged Securities.......................................................    7
     Section 3.9   Partnership and Limited Liability Company Interests......................    8

ARTICLE IV  COVENANTS.......................................................................    8

     Section 4.1   Maintenance of Perfected Security Interest; Further Assurances...........    8
     Section 4.2   Changes in Locations, Name, etc..........................................   10
     Section 4.3   Notices..................................................................   10
     Section 4.4   Pledged Securities; Distributions, Transfers, etc........................   10
     Section 4.5   Agreement Not to Issue Uncertificated  Securities........................   12
     Section 4.6   Partnership and Limited Liability Company Interests......................   12
     Section 4.7   Amendment of Organizational Documents and By-Laws........................   12

ARTICLE V   REMEDIAL PROVISIONS.............................................................   13

     Section 5.1   Pledged Securities.......................................................   13
     Section 5.2   Proceeds to be Turned Over To Trustee....................................   14
     Section 5.3   Application of Proceeds..................................................   14

     Section 5.4   Code and Other Remedies..................................................   14
     Section 5.5   Waiver; Deficiency.......................................................   16

ARTICLE VI  THE TRUSTEE.....................................................................   16

     Section 6.1   Trustee's Appointment as Attorney-in-Fact, etc..........................    16
     Section 6.2   Duty of Trustee.........................................................    17
     Section 6.3   Execution of Financing Statements.......................................    18
     Section 6.4   Authority of Trustee....................................................    18

ARTICLE VII MISCELLANEOUS..................................................................    18

     Section 7.1   Amendments in Writing...................................................    18
     Section 7.2   Notices.................................................................    18
     Section 7.3   No Waiver by Course of Conduct, Cumulative Remedies.....................    19
     Section 7.4   Enforcement Expenses, Indemnification...................................    19
     Section 7.5   Reinstatement...........................................................    20
     Section 7.6   Successors and Assigns..................................................    20
     Section 7.7   Intercreditor Agreement.................................................    20
     Section 7.8   Counterparts............................................................    20
     Section 7.9   Severability............................................................    21
     Section 7.10  Section Headings........................................................    21
     Section 7.11  Integration.............................................................    21
     Section 7.12  GOVERNING LAW...........................................................    21
     Section 7.13  Submission To Jurisdiction; Waivers.....................................    21
     Section 7.14  Acknowledgments.........................................................    22
     Section 7.15  WAIVER OF JURY TRIAL....................................................    22
     Section 7.16  Releases................................................................    22

                               PLEDGE AGREEMENT

          PLEDGE AGREEMENT, dated as of September ___, 1999, by and between AIRGATE PCS, INC., a Delaware corporation (the "Grantor"), and BANKERS TRUST
                                                -------
COMPANY, as Trustee (in such capacity, the "Trustee") under that certain
                                            -------
Indenture, dated as of September ___, 1999 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), by and among Grantor,
                                           ---------
AGW Leasing Company, Inc. and the Trustee.

                                  WITNESSETH:
                                  ----------

          WHEREAS, pursuant to the Indenture, Grantor has agreed to pledge the equity interests owned by Grantor in certain of Grantor's subsidiaries to secure Grantor's obligations under the Indenture and certain other obligations as described below upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and to induce the Trustee to enter into the Indenture and to induce the Holders to purchase their respective Notes (as defined below), Grantor hereby agrees with the Trustee, for the ratable benefit of the Holders, as follows:


                                   ARTICLE I

                                 DEFINED TERMS

          Section 1.1    Definitions.  (a)  Unless otherwise defined herein,
                         -----------
terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

               (1)  The following terms shall have the following meanings:

               "Agreement":  this Pledge Agreement, as the same may be amended,
                ---------
     supplemented or otherwise modified from time to time.

               "Capital Stock":  Capital Stock (as defined in the Indenture) and
                -------------
     any and all warrants, rights or options to purchase any of the foregoing.

               "Collateral":  as defined in Section 2.
                ----------

               "Collateral Account":  any collateral account established by the
                ------------------
     Trustee as provided in Section 5.1 or 5.4.

               "Issuers":  the collective reference to each Subsidiary of
                -------
     Grantor in which the Grantor directly owns any Capital Stock and which Subsidiary is also a Restricted Subsidiary.

               "New York UCC":  the Uniform Commercial Code as from time to time
                ------------
     in effect in the State of New York.

               "Pledged LLC Interests": in each case, whether now existing or
                ---------------------
     hereafter acquired, all of Grantor's right, title and interest in and to:

               (a) the equity interests of each Issuer that is a limited liability company, but not Grantor's obligations from time to time as a holder of interests in any such Issuer (unless the Trustee or its designee, on behalf of the Trustee and the Holders, shall elect to become a holder of equity interests in any such Issuer in connection with its exercise of remedies pursuant to the terms hereof);

               (b) any and all moneys due and to become due to Grantor now or in the future by way of a distribution made to Grantor in its capacity as a holder of equity interests in any such Issuer or otherwise in respect of Grantor's interest as a holder of equity interests in any such Issuer;

               (c) any other property of any such Issuer to which Grantor now or in the future may be entitled in respect of its equity interests in any such Issuer by way of distribution, return of capital or otherwise;

               (d) any other claim or right which Grantor now has or may in the future acquire in respect of its equity interests in any such Issuer;

               (e) all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Issuer with respect to the equity interests of such Issuer to Grantor while this Agreement is in effect; and

               (f) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

               "Pledged Partnership Interests":  in each case, whether now
                -----------------------------
     existing or hereafter acquired, all of Grantor's right, title and interest in and to:

               (a) the partnership interests of each Issuer that is a partnership, but not Grantor's obligations from time to time as a general or limited partner, as the case may be, in any such Issuer (unless the Trustee or its designee, on behalf of the Trustee and the Holders, shall elect to become a general or limited partner, as the case may be, in any such Issuer in connection with its exercise of remedies pursuant to the terms hereof);

               (b) any and all moneys due and to become due Grantor now or in the future by way of a distribution made to Grantor in its capacity as a general partner or limited partner, as the case may be, in any such Issuer or otherwise in respect of Grantor's interest as a general partner or limited partner, as the case may be, in any such Issuer;

               (c) any other property of any such Issuer to which Grantor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such Issuer by way of distribution, return of capital or otherwise;

               (d) any other claim or right which Grantor now has or may in the future acquire in respect of its general or limited partnership interests in any such Issuer;

               (e) the partnership agreement or other organizational documents of any such Issuer;

               (f) all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Issuer with respect to the partnership interests of such Issuer to Grantor while this Agreement is in effect; and

               (g) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

               "Pledged Securities":  the collective reference to the Pledged
                ------------------
     Partnership Interests, the Pledged LLC Interests and the Pledged Stock, together with any Proceeds thereof.

               "Pledged Stock":  any shares, stock certificates, options or
                -------------
     rights of any nature whatsoever in respect of the Capital Stock (other than Pledged LLC Interests and Pledged Partnership Interests) of any Issuer that may be issued or granted to, or held by, Grantor while this Agreement is in effect.

               "Proceeds":  all "proceeds" as such term is defined in Section 9-
                --------
     306(l) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

               "Restricted Subsidiary":  means any Subsidiary of Grantor that is
                ---------------------
     not an Unrestricted Subsidiary.

               "Secured Obligations":  all obligations, liabilities and
                -------------------
     indebtedness of the Grantor or any Restricted Subsidiary, now existing or hereafter incurred, arising under or in connection with the Indenture, the Notes, any Guarantee or this Agreement, whether direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, premiums, penalties, fees, indemnifications, reimbursements and damages arising under the Indenture, the Notes, any Guarantee or this Agreement (including, without limitation, interest accrued at the then applicable rate provided in the Indenture and the Notes after the maturity of the principal obligations owing thereunder and interest accruing at the then applicable rate provided in the Indenture and the Notes after the filing of any petitions in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor or any Restricted Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

               "Securities Act":  the Securities Act of 1933, as amended.
                --------------

               "UCC":  the Uniform Commercial Code in effect in the State of New
                ---
     York from time to time.

               "Unrestricted Subsidiary":  means any Subsidiary of the Grantor
                -----------------------
     that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution.

          Section 1.2    Other Definitional Provisions.  (a) The words "hereof,"
                         -----------------------------
"herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

               (1) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               (2) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to Grantor, shall refer to Grantor's Collateral or the relevant part thereof


                                  ARTICLE II

                          GRANT OF SECURITY INTEREST

          Grantor hereby assigns and transfers to the Trustee, and hereby grants to the Trustee, for the ratable benefit of the Holders, a security interest in, all of the following property now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively the "Collateral"), as collateral security
                                            ----------
for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

               (3)  all Pledged Securities; and

               (4) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided that Collateral shall not in any event include any Capital Stock issued by AGW Leasing Company, Inc.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          To induce the Trustee to enter into the Indenture and to induce the Holders to purchase their respective Notes, Grantor hereby represents and warrants to the Trustee and each Holder as of the date hereof and as of the date of each acquisition of any Pledged Securities by Grantor and the pledge of such Pledged Securities hereunder that:

          Section 1.3    Existence, Good Standing, Power and Authority and
                         -------------------------------------------------
Authorization.  Grantor is duly organized, validly existing and in good standing
-------------
in the jurisdiction of its organization. Grantor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interests in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interests in the Collateral pursuant to, this Agreement.

          Section 1.4    Enforceability.  This Agreement constitutes a legal,
                         --------------
valid and binding obligation of the Grantor, enforceable in accordance with its terms, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          Section 1.5    No Conflict.  The execution, delivery and performance
                         -----------
of this Agreement will not violate any provision of any law, rule or regulation applicable to Grantor or any material agreement, instrument or other contractual obligation of the Grantor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Grantor pursuant to any such law, rule or regulation or agreement, instrument or other contractual obligation of the Grantor, except the security interest created by this Agreement.

          Section 1.6    No Consents.  No consent or authorization of, filing
                         -----------
with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any equity holder or creditor of the Grantor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

          Section 1.7    Title, No Other Liens. Except for the security interest
                         ---------------------
granted to the Trustee for the ratable benefit of the Holders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Indenture to secure Obligations under the Credit Facilities, Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Trustee for the ratable benefit of the Holders pursuant to this Agreement or as have been filed with respect to Liens permitted by the Indenture to secure Obligations under the Credit Facilities.

          Section 1.8    Perfected First Priority Liens. The security interests
                         ------------------------------
granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Trustee, for the ratable benefit of the Holders, as collateral security for such Grantor's Secured Obligations, enforceable in accordance with the terms hereof against all creditors of Grantor and any Persons purporting to purchase any Collateral from Grantor and (b) are prior to all other Liens on the Collateral except for Liens permitted by the Indenture to secure Obligations under the Credit Facilities.

          Section 1.9    Chief Executive Office. On the date hereof, Grantor's
                         ----------------------
jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 1.
                                                  ----------

          Section 1.10   Pledged Securities.  (a) The shares of Pledged Stock
                         ------------------
pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer in which Grantor has any right, title or interest.

               (1) All the shares of the Pledged Stock, Pledged Partnership Interests and the Pledged LLC Interests pledged by Grantor have been duly and validly issued and, to the extent applicable, are fully paid and nonassessable.

               (2) The Pledged Partnership Interests pledged by Grantor constitute all the issued and outstanding partnership interests of each Issuer that is a partnership in which Grantor has any right, title or interest.

               (3) The Pledged LLC Interests pledged by Grantor constitute all the issued and outstanding equity interests of each Issuer that is a limited liability company in which Grantor has any right, title or interest.

               (4) Grantor is the owner of, and has title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options, puts, calls, warrants or other rights of third Persons in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens permitted by the Indenture to secure Obligations under the Credit Facilities.

          Section 1.11   Partnership and Limited Liability Company Interests.
                         ---------------------------------------------------
None of the Pledged Securities of any Issuer which is a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provide that it is a security governed by Article 8 of the Uniform Commercial Code in effect in the State of New York, the jurisdiction of formation of the Issuer and any other applicable jurisdiction (collectively, the "Applicable UCC"), (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a "security" or a "financial asset" as such terms are defined in Article 8 of the Applicable UCC.


                                  ARTICLE IV

                                   COVENANTS

          Grantor covenants and agrees with the Trustee and the Holders that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full:

          Section 1.12   Maintenance of Perfected Security Interest; Further
                         ---------------------------------------------------
Assurances.  (a) Grantor shall maintain the security interest created by this
----------
Agreement as a perfected security interest having at least the priority described in Section 3.6 and shall defend such security interest against the claims and demands of all Persons whomsoever except for holders of Liens permitted by the Indenture to secure Obligations under the Credit Facilities.

               (1) Grantor shall notify the Trustee promptly upon acquiring any rights in any Pledged Securities of any Issuer and Grantor shall forth with (and without the necessity for any request or demand by the Trustee or any Holder) pledge and deliver the certificates representing such Pledged Securities, as applicable, to the Trustee, in the same manner as described in Section 4.1 hereof, shall promptly thereafter deliver to the Trustee a certificate executed by an authorized officer of the Grantor describing such Collateral and certifying that the same has been duly pledged with the Trustee hereunder, shall deliver any legal opinions reasonably requested by the Trustee with respect to the validity, perfection and priority of the security interest in such Pledged Securities and shall immediately take all actions required under this Agreement with respect to any Capital Stock owned by Grantor which constitutes Collateral. Grantor will furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

               (2) At any time and from time to time, upon the written request of the Trustee, and at the sole expense of Grantor, Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby. If any amount payable to Grantor under or in connection with any of the Pledged Securities with respect to the equity interests of Grantor in the Issuer thereof shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper in excess of $50,000 individually or $100,000 in the aggregate shall be promptly upon receipt thereof by Grantor delivered to the Trustee, duly endorsed in a manner satisfactory to the Trustee, to be held as Pledged Securities pursuant to this Agreement.

               (3) Concurrently with the delivery to the Trustee of each certificate representing one or more shares of Pledged Securities to the Trustee, Grantor shall deliver an undated stock power covering such certificate, duly executed in blank by Grantor.

          Section 1.13   Changes in Locations, Name, etc.  Grantor will not,
                         --------------------------------
except upon 20 days' prior written notice to the Trustee and upon delivery to the Trustee of all additional executed financing statements and other documents reason ably requested by the Trustee to maintain the validity, perfection and priority of the security interests provided for herein:

                              (1)  change the location of its chief executive
     office or sole place of business from that referred to in Section 3.7; or

                              (2)  change its name, identity or corporate
     structure to such an extent that any financing statement filed by the Trustee in connection with this Agreement would become misleading.

          Section 1.14   Notices.  Grantor will advise the Trustee promptly, in
                         -------
reasonable detail, of:

               (1) any Lien (other than security interests created hereby or Liens permitted under the Indenture to secure Obligations under the Credit Facilities) on any of the Collateral; and

               (2) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          Section 1.15   Pledged Securities; Distributions, Transfers, etc. (a)
                         -------------------------------------------------
If Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights (other than cash dividends permitted to be made under the Indenture) in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, the Pledged Partnership Interests or the Pledged LLC Interests or otherwise in respect thereof, Grantor shall accept the same as the agent of the Trustee and the Holders, hold the same in trust for the Trustee and the Holders and deliver the same forthwith to the Trustee in the exact form received, duly indorsed by Grantor to the Trustee, if required, together with an undated stock power covering such certificate duly executed in blank by Grantor and with, if the Trustee so requests, signature guaranteed, to be held by the Trustee, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Securities upon the partial or total liquidation or dissolution of any Issuer, or in redemption of, or in exchange for any Pledged Securities, shall be paid over to the Trustee to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities, in each case pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Trustee, be delivered to the Trustee to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by Grantor, Grantor shall, until such money or property is paid or delivered to the Trustee, hold such money or property in trust for the Trustee and the Holders, segregated from other funds of Grantor, as additional collateral security for the Secured Obligations.

               (1) Except as otherwise permitted by the Indenture, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer except the issuance to Grantor of equity securities which constitute Collateral, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Indenture), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and the Liens permitted by the Indenture to secure the Obligations under the Credit Facilities or (iv) enter into any agreement or undertaking restricting the right or ability of Grantor to sell, assign or transfer any of the Pledged Securities or Proceeds thereof except agreements evidencing the Lien on any of the Pledged Securities or Proceeds thereof to secure the Obligations under the Credit Facilities (so long as the Lien created by this Agreement is permitted thereby).

               (2) Grantor shall cause each Issuer to agree that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Trustee promptly in writing of the occurrence of any of the events described in Section 4.4(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 5.1(c) shall apply to it, mutatis
                                                                       -------
mutandis, with respect to all actions that may be required of it pursuant to
--------
Section 5.1(c) with respect to the Pledged Securities issued by it.

               (3) With respect to the Pledged LLC Interests and the Pledged Partnership Interests, (i) perform and comply in all material respects with all terms and provisions of each limited liability company agreement and each partnership agreement then in effect with respect thereto and required to be performed or complied with by it and (ii) enforce each partnership agreement and limited liability company agreement then in effect in accordance in all material respects with its terms.

          Section 1.16   Agreement Not to Issue Uncertificated Securities.  All
                         ------------------------------------------------
of the capital stock forming the Pledged Stock is and will be in certificated form (as contemplated by Article 8 of the UCC), and Grantor will not seek to convert all or any part of such Pledged Stock into uncertificated form (as contemplated by Article 8 of the UCC).

          Section 1.17   Partnership and Limited Liability Company Interests.
                         ---------------------------------------------------
Grantor will not permit any of the equity interests of any Issuer which is a partnership or a limited liability company to (i) be dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provide that it is a security governed by Article 8 of the Applicable UCC, (iii) be an investment company security, (iv) be held in a securities account or (v) constitute a "security" or a "financial asset" as such terms are defined in
Article 8 of the Applicable UCC. Grantor will cause each Issuer which is a partnership or a limited liability company to execute and deliver to the Trustee concurrently with the pledge of such Issuer's equity interests hereunder an Acknowledgment and Consent in the form of Exhibit A hereto.

          Section 1.18   Amendment of Organizational Documents and By-Laws.
                         -------------------------------------------------
Grantor will not consent to, cause or permit any modification or amendment to the organizational documents or by-laws of any Issuer if any such amendment or modification could reasonably be expected to materially lessen the rights granted to the Trustee for the benefit of the Holders under this Agreement.


                                   ARTICLE V

                              REMEDIAL PROVISIONS

          Section 1.19   Pledged Securities. (a) Unless an Event of Default
                         ------------------
shall have occurred and be continuing and except as provided in Section 4.4(a) of this Agreement, Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all distributions in respect of the Pledged Partnership Interests and Pledged LLC Interests, to the extent permitted in the Indenture, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right
            --------  -------
exercised or other action taken which could reasonably be expected to materially impair the Collateral or which could reasonably be expected to be inconsistent with or result in any violation of any provision of the Indenture or this Agreement.

                         (1)  If an Event of Default shall occur and be
continuing, (i) the Trustee shall have the right to receive any and all dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Secured Obligations in such order as the Trustee may determine, and (ii) any or all of the Pledged Securities may be registered in the name of the Trustee or its nominee, and the Trustee or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by Grantor or the Trustee of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Trustee may determine), all without liability except to account for property actually received by it and except to the extent resulting from the gross negligence or willful misconduct of the Trustee but the Trustee shall have no duty to Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                         (2)  Grantor hereby authorizes and instructs each
Issuer of any Pledged Securities pledged by Grantor hereunder to (i) comply with any instruction received by it from the Trustee in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Grantor, and Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon the occurrence and during the continuance of an Event of Default, unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Trustee.

          Section 1.20   Proceeds to be Turned Over To Trustee.  If an Event of
                         -------------------------------------
Default shall occur and be continuing, all Proceeds received by Grantor consisting of cash, checks and other similar items shall be held by Grantor in trust for the Trustee and the Holders, segregated from other funds of Grantor, and shall, forthwith upon receipt by Grantor, be turned over to the Trustee in the exact form received by Grantor (duly indorsed by Grantor to the Trustee, if required). All Proceeds received by the Trustee hereunder shall be held by the Trustee in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Trustee in a Collateral Account (or by such Grantor in trust for the Trustee and the Holders) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.

          Section 1.21   Application of Proceeds. At such intervals as may be
                         -----------------------
agreed upon by Grantor and the Trustee, or, if an Event of Default shall have occurred and be continuing, the Trustee may apply all or any part of Proceeds received by it constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in such order as the Trustee may determine.

          Section 1.22   Code and Other Remedies.  If an Event of Default shall
                         -----------------------
occur and be continuing, the Trustee, on behalf of the Holders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may without any obligation to do so, and shall upon the request of the Holders of at least a majority in Accreted Value or aggregate principal amount of the Notes as applicable in accordance with Section 9.2 of the Indenture, in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Trustee or any Holder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee shall not be responsible for any losses or diminution in value of the Collateral. The Trustee or any Holder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Grantor, which right or equity is waived and released upon consummation of such sale. Grantor recognizes that the Trustee or the Holders may be unable to effect a public sale of all or a part of the Collateral by reason of certain provisions contained in the Securities Act and the securities laws of various states, and may be compelled to resort to one or more private sales to a restricted group of purchasers that will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and without a view to the distribution or resale thereof. Grantor understands that private sales so made may be at prices and other terms less favorable than if the Collateral were sold at public sales, and agrees that neither the Trustee nor any Holder has any obligation to delay the sale of the Collateral for the period of time necessary to permit the Trustee to register the Collateral for sale under the Securities Act or such state laws. Grantor agrees that private sales under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. The Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee and the Holders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Trustee may elect and as permitted by law, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the UCC, need the Trustee account for the surplus, if any, to Grantor. To the extent permitted by applicable law, Grantor waives all claims, damages and demands it may acquire against the Trustee or any Holder arising out of the exercise by them of any rights hereunder, except to the extent arising out of gross negligence or willful misconduct of the Trustee or such Holder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          Section 1.23   Waiver; Deficiency.  Grantor waives and agrees not to
                         ------------------
assert any rights or privileges which it may acquire under Section 9-112 of the UCC. Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Trustee or any Holder to collect such deficiency.

                                  ARTICLE VI

                                  THE TRUSTEE

          Section 1.24   Trustee's Appointment as Attorney-in-Fact, etc.  (a)
                         ----------------------------------------------
Grantor hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Grantor hereby gives the Trustee the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do any or all of the following, in each case, subject to the last sentence of this Section 6.1(a):

                              (1)  pay or discharge taxes and Liens levied or
     placed on or threatened against the Collateral; and

                              (2)  execute, in connection with any sale provided
     for in Section 5.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          Anything in this Section 6.1(a) to the contrary notwithstanding, the Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

               (2) If any Grantor fails to perform or comply with any of its agreements contained herein, the Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

               (3) The reasonable out-of-pocket expenses and indemnities of the Trustee (including the reasonable fees and expenses of its counsel) incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Obligations under the Notes from the date of payment by the Trustee to the date reimbursed by the Grantor, shall be payable by Grantor to the Trustee on demand.

               (4) Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released in accordance with the terms hereof.

          Section 1.25   Duty of Trustee.  The Trustee's sole duty with respect
                         ---------------
to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account except that after the occurrence and continuance of an Event of Default, the Trustee shall have no obligations to invest funds held in the Collateral Account and may hold the same as demand deposits. Neither the Trustee, any Holder nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Trustee and the Holders hereunder are solely to protect the Trustee's and the Holders' interests in the Collateral and shall not impose any duty upon the Trustee or any Holder to exercise any such powers. The Trustee and the Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          Section 1.26   Execution of Financing Statements.  Pursuant to Section
                         ---------------------------------
9-402 of the UCC and any other applicable law, Grantor authorizes the Trustee to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of Grantor in such form and in such offices as the Trustee reasonably determines appropriate to perfect the security interests of the Trustee under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          Section 1.27   Authority of Trustee.  Grantor acknowledges that the
                         --------------------
rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders, be governed by the Indenture, but, as between the Trustee and the Grantor, the Trustee shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and Grantor shall not be under any obligation, or entitlement to make any inquiry respecting such authority.


                                  ARTICLE VII

                                 MISCELLANEOUS

          Section 1.28   Amendments in Writing.  None of the terms or provisions
                         ---------------------
of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with subsection 9.1 and subsection 9.2 of the Indenture.

          Section 1.29   Notices.  All notices, requests and demands to or upon
                         -------
the Trustee or Grantor hereunder shall be effected in the manner provided for in subsection 12.2 of the Indenture.

          Section 1.30   No Waiver by Course of Conduct, Cumulative Remedies.
                         ---------------------------------------------------
Neither the Trustee nor any Holder shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise. be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Trustee or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          Section 1.31   Enforcement Expenses, Indemnification.  (a) Grantor
                         -------------------------------------
agrees to pay or reimburse each Holder and the Trustee for all its reasonable out-of-pocket costs and expenses incurred in collecting against Grantor or otherwise enforcing or in the case of the Trustee only, preserving any rights under this Agreement or at its option performing or complying with any of the agreements of the Trustee contained herein, including, without limitation, the reasonable fees and reasonable disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Holder and of counsel to the Trustee.

               (1) Grantor agrees to pay, and to save the Trustee and the Holders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

               (2) Grantor agrees to pay, and to save the Trustee and the Holders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement except liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such party.

               (3) The agreements in this Section 7.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Indenture or the resignation or replacement of the Trustee.

          Section 1.32   Reinstatement.  If after receipt of any payment of, or
                         -------------
proceeds of, any of the Collateral applied to the payment of, any of the Secured Obligations, the Trustee or any Holder is required to surrender or return such payment or proceeds to any Person for any reason, then the Secured Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by the Trustee or any Holder. This
Section 7.5 shall

                              (1)  remain effective notwithstanding any contrary
     action that may be taken by the Trustee or any Holder in reliance upon such payment or proceeds; and

                              (2)  survive the termination or revocation of this
     Agreement.

          Section 1.33   Successors and Assigns.  This Agreement shall be
                         ----------------------
binding upon the successors and assigns of Grantor and shall inure to the benefit of the Trustee and the Holders and their respective permitted successors and assigns; provided that Grantor may not assign, transfer or delegate any of
             --------
its rights or obligations under this Agreement except as permitted by the Indenture.

          Section 1.34   Intercreditor Agreement.  Notwithstanding any provision
                         -----------------------
of this Agreement to the contrary (a) all rights of the Trustee and the Holders hereunder with respect to the exercise of remedies against any of the Collateral are subject to the terms of the Intercreditor Agreement and (b) all obligations of Grantor hereunder to turn over possession of any Collateral to the Trustee will be satisfied to the extent possession of any such Collateral is turned over to either Senior Agent pursuant to any Senior Security Documents (as such terms are defined in the Intercreditor Agreement) so long as any Senior Loan Obligations (as defined in the Intercreditor Agreement) remain outstanding.

          Section 1.35   Counterparts.  This Agreement may be executed by one or
                         ------------
more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          Section 1.36   Severability.  Any provision of this Agreement which is
                         ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 1.37   Section Headings.  The Section headings used in this
                         ----------------
Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          Section 1.38   Integration.  This Agreement and the Indenture
                         -----------
represent the agreement of the Grantor, the Trustee and the Holders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Trustee or any Holder relative to subject matter hereof not expressly set forth or referred to herein or in the Indenture.

          Section 1.39   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY,
                         -------------
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          Section 1.40   Submission To Jurisdiction; Waivers.  Grantor hereby
                         -----------------------------------
irrevocably and unconditionally:

               (1) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (2) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (3) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Grantor at its address referred to in Section 7.2 or at such other address of which the Trustee shall have been notified in the manner described in Section 7.2;

               (4) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (5) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, indirect, punitive or consequential damages (as opposed to direct or actual damages other than damages waived hereunder).

          Section 1.41   Acknowledgments.  Grantor hereby acknowledges that:
                         ---------------

               (1) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

               (2) neither the Trustee nor any Holder has any fiduciary relationship with or fiduciary duty to Grantor arising out of or in connection with this Agreement, and the relationship between the Grantor, on the one hand, and the Trustee and Holders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (3) no joint venture is created hereby or by the Indenture or otherwise exists by virtue of the transactions contemplated hereby among the Holders or among the Grantor and the Holders.

          Section 1.42   WAIVER OF JURY TRIAL.  EACH OF GRANTOR AND THE
                         --------------------
TRUSTEE BY ITS ACCEPTANCE HEREOF HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          Section 1.43   Releases.  (a) At such time as the Notes and the other
                         --------
Secured Obligations shall have been paid in full, the Collateral shall automatically be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor. At the request and sole expense of Grantor following any such termination, the Trustee shall deliver to Grantor any Collateral held by the Trustee hereunder, and execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination and release.

               (1) If any of the Collateral shall be sold, transferred or otherwise disposed of by Grantor in a transaction permitted by the Indenture, or if any Issuer shall become an Unrestricted Subsidiary pursuant to the terms of the Indenture, then the Trustee, at the request and sole expense of Grantor, shall execute and deliver to Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral so sold, transferred or otherwise disposed of or for the release of the Liens created hereby on the Pledged Securities issued by such Issuer.

          Notwithstanding the foregoing, no such release of any Collateral shall be effected unless any lien on such Collateral securing any Senior Debt shall also be released.

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                        AIRGATE PCS, INC.


                                        By:_____________________________
                                           Title:


                                        BANKERS TRUST COMPANY, as Trustee


                                        By:_____________________________
                                           Title

                                   EXHIBIT A


                          ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of ________________________, 1999, made by AirGate PCS, Inc. in favor of Bankers trust Company, as Trustee, as amended, restated or otherwise modified from time to time (the "Pledge Agreement"). All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Pledge Agreement. The undersigned agrees for the benefit of the Trustee and the Holders that it will not take any action or fail to take any action that will permit any Pledged LLC Interests or Pledged Partnership Interests issued by the undersigned to become "securities" within the meaning of Article 8 of the Applicable UCC.

                                        [ISSUER]


                                        By:_____________________________
                                        Title:


                                        Address for Notices:


                                        ________________________________
                                        ________________________________
                                        ________________________________
                                        Telex:
                                        Facsimile:

                                                                   Schedule I to
                                                                   -------------
                                                                Pledge Agreement
                                                                ----------------

                            Chief Executive Office
                            ----------------------


Chief Executive Office:            Harris Tower
                                   Suite 1700
                                   233 Peachtree, N.E.
                                   Atlanta, Georgia 30303

Jurisdiction of Organization:      Delaware

                                                                       EXHIBIT D

                        FORM OF INTERCREDITOR AGREEMENT

                                                                       EXHIBIT D

                        FORM OF INTERCREDITOR AGREEMENT

                            INTERCREDITOR AGREEMENT
                            -----------------------

          INTERCREDITOR AGREEMENT, dated as of September 30, 1999, among BANKERS TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee") under
                                                                -------
the Indenture dated as of September 30, 1999 by and among AirGate PCS, Inc., a Delaware corporation ("AirGate"), AGW Leasing Company, Inc., a Delaware
                       -------
corporation ("AGW") and the Trustee, Lucent Technologies Inc., as Administrative
              ---
Agent under the Credit Agreement (capitalized terms having the definitions set forth in Section 1 below; in such capacity, the "Administrative Agent"), and
                                                 --------------------
State Street Bank and Trust Company, a Massachusetts banking corporation, as Collateral Agent for the Senior Secured Lenders under the Senior Loan Documents (in such capacity, the "Collateral Agent") and AGW.

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, AirGate intends to make secured borrowings under the Credit Agreement;

          WHEREAS, AirGate intends to issue Subordinated Notes under the Indenture;

          WHEREAS, AirGate has pledged certain collateral to secure its obligations under each of the foregoing agreements; and

          WHEREAS, the parties hereto desire to set forth their relative rights in respect of such shared collateral and the security interests granted therein;

          NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

          1.  Definitions. (a)  Unless otherwise defined herein, terms defined
              -----------
in the Credit Agreement and the Senior Loan Documents have the meanings given to them in such documents.

              (1)  The following terms shall have the following meanings:

              "Agreement":  this Intercreditor Agreement.
               ---------

              "Common Collateral":  the collective reference to the capital
               -----------------
          stock or other equity interests issued by the Pledged Subsidiaries and any and all property related thereto, in each case from time to time subject to a security interest to secure payment or performance of the Senior Loan Obligations and the Subordinated Obligations.

              "Credit Agreement":  the Credit Agreement, dated as of August 16,
               ----------------
          1999, among the Senior Agents, the Senior Lenders and AirGate; for the purposes hereof, "Credit Agreement" shall also be deemed to refer to any credit agreement or similar document entered into by AirGate and any lenders to replace the Credit Agreement in whole or in part to the extent permitted by the Indenture.

              "Indenture":  the Indenture, dated as of the date hereof by and
               ---------
          between AirGate and the Trustee; for the purposes hereof, "Indenture" shall also be deemed to refer to any indenture entered into by AirGate and any trustee to replace the Indenture, in whole or in part, to the extent permitted by the Credit Agreement.

              "Pledged Subsidiaries":  means each Subsidiary of AirGate (other
               --------------------
          than AGW) in which AirGate owns directly any equity interest.

              "Senior Agents":  the Administrative Agent and the Collateral
               -------------
          Agent.

              "Senior Guarantees":  the collective reference to each guarantee
               -----------------
          of the Senior Loan Obligations by a Subsidiary executed by such Subsidiary pursuant to the Credit Agreement and "Subsidiary
                                                           ----------
          Guarantee" shall mean any one of such guarantees.
          ---------

              "Senior Lenders":  the lenders parties from time to time to the
               --------------
          Credit Agreement in their capacity as lenders thereunder, and their respective successors and assigns.

              "Senior Loan Documents":  the collective reference to the Credit
               ---------------------
          Agreement and each other "Loan Document" as defined therein.

              "Senior Loan Obligations":  the Obligations.
               -----------------------

              "Senior Security Documents":  the collective reference to the
               -------------------------
          Pledge Agreement and any and all other documents providing for the pledge of the capital stock or other equity interests of each Pledged Subsidiary and AGW and the proceeds related thereto as collateral security in connection with the Credit Agreement and the other Loan Documents.

              "Senior Secured Lenders":  each of the Senior Agents and each of
               ----------------------
          the Senior Lenders.

              "Subordinated Guarantees":  the collective reference to each
               -----------------------
          Guarantee (as defined in the Indenture) each of which is subordinated to the Senior Loan Obligations in accordance with the terms of the Indenture and "Subordinated Guarantee" shall mean any one of such
                         ----------------------
          Guarantees.

              "Subordinated Note Documents":  the collective reference to the
               ---------------------------
          Indenture, the Subordinated Notes issued thereunder, the Subordinated Guarantees and the Subordinated Security Documents.

              "Subordinated Notes":  the collective reference to the senior
               ------------------
          subordinated discount notes issued under the Indenture.

              "Subordinated Obligations":  the collective reference to the
               ------------------------
          Obligations (as defined in the Indenture) with respect to the Subordinated Notes and shall include, without limitation, the unpaid principal of and interest owing under the Indenture and the Subordinated Notes issued thereunder and all other obligations and liabilities of AirGate or any Subsidiary thereunder (including, without limitation, interest accrued at the then applicable rate provided in the Indenture and the Subordinated Notes issued thereunder after the maturity of the principal obligations owing thereunder and interest accruing at the then applicable rate provided in the Indenture and the Subordinated Notes issued thereunder after the filing of any petitions in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to AirGate, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Subordinated Notes issued thereunder, this Agreement, any Guarantee (as defined in the Indenture) or any other Subordinated Security Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee and fees, expenses and indemnities of the Trustee that are required to be paid by AirGate pursuant to the terms of the Indenture, this Agreement, any Guarantee (as defined in the Indenture) or any other Subordinated Security Document).

              "Subordinated Security Documents":  the collective reference to
               -------------------------------
          any and all documents providing for the pledge of the capital stock or other equity interests of each Pledged Subsidiary and the property related thereto as collateral security in connection with the Indenture and the Subordinated Notes issued under the Indenture.

              "Subsidiary":  shall have the meaning set forth in the Credit
               ----------
          Agreement as in effect on the date hereof.

              (2) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Credit Agreement or in the Indenture), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns and (iii) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

              (3) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2.  Rights in Common Collateral. (a) Notwithstanding anything to the
              ---------------------------
contrary contained in any filing or agreement to which the Trustee, the Senior Secured Lenders or AirGate now or hereafter may be a party and irrespective of the time, order or method of attachment or perfection of the security interests created by the Senior Security Documents or the Subordinated Security Documents, the rules for determining priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors, any security interest in any Common Collateral in favor of or for the benefit of the Senior Secured Lenders pursuant to the Senior Security Documents has and shall have priority, to the extent of any unpaid Senior Loan Obligations, over any security interest in such Common Collateral in favor of or for the benefit of the Trustee pursuant to the Subordinated Security Documents.

              (1) So long as the Senior Loan Obligations have not been paid in full or the commitments under the Credit Agreement have not been terminated or expired (i) the Trustee will not institute any action or proceeding to enforce any of its rights or remedies with respect to any Common Collateral, including, without limitation, any action of foreclosure upon any Common Collateral and
(ii) the Senior Secured Lenders shall have the exclusive right to enforce rights and exercise remedies with respect to the Common Collateral under the Senior Security Documents and the Trustee shall have no right to consent to, require notice of (except as provided herein or in the applicable Uniform Commercial
Code) or be consulted with respect to, the enforcement of such rights or the exercise of such remedies by the Senior Secured Lenders with respect thereto subject to clause 2(c) below.

              (2) Any money, property, securities or other distributions of any nature whatsoever received from the sale, disposition or other realization upon a foreclosure or other exercise of remedies with respect to the Common Collateral upon the occurrence and continuance of an Event of Default (as defined in the Credit Agreement or the Indenture) by any Senior Secured Lender or the Trustee, of all or any part of the Common Collateral, regardless of whether such money, property, securities or other distributions are received during the pendency of or in connection with any bankruptcy, insolvency or other like proceeding or otherwise, shall be delivered to the Collateral Agent in the form received, duly indorsed to such party, if required, and applied by the Collateral Agent in the following order:

          First, to the payment in full of all costs and expenses (including,
          -----
     without limitation, attorneys' fees and disbursements) paid or incurred by the Senior Secured Lenders in connection with such realization on the Common Collateral or the protection of any of their rights and interests therein;

          Second, to the payment in full of all Senior Loan Obligations in the
          ------
     order prescribed by Section 2.16(b) of the Credit Agreement;

          Third, to the Trustee for application to the Subordinated Obligations
          -----
     pursuant to Section 6.10 of the Indenture to the full extent thereof at such time; and

          Fourth, to pay AirGate or the appropriate designee thereof or as a
          ------
     court of competent jurisdiction may direct, any surplus then remaining.

              (3)   In the event that:

                    (1) all of the Senior Loan Obligations have been paid in full and the commitments under the Senior Credit Agreement have been terminated or expired,

                    (2) after giving effect thereto any Common Collateral remains that remains pledged pursuant to the Subordinated Security Documents, and

                    (3) at such time there are Subordinated Obligations outstanding, then the Trustee shall have the right to enforce the provisions of the Subordinated Security Documents in respect of the Common Collateral without any consent of, notice to or consultation with any Senior Secured Lender.

              (4) THE BORROWER, EACH OF THE SENIOR AGENTS (ON THEIR OWN BEHALF AND ON BEHALF OF THE SENIOR LENDERS) AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          3.  Release of AGW Guarantee. If the Senior Secured Lenders foreclose
              ------------------------
upon the security interest of the Senior Secured Lenders in all of the equity interests of AGW, the Trustee, upon receipt of a certificate from the Administrative Agent with respect to the matters set forth below, shall deliver an appropriate instrument prepared by the Administrative Agent which shall be satisfactory to the Trustee evidencing the release of AGW (in the event the capital stock of AGW is so foreclosed upon) from its Subordinated Guarantee (to the same extent as the release of the Senior Guarantee described in clause (ii) below) (A) upon the occurrence of the later of (i) the date that one hundred percent (100%) of the capital stock of AGW has been sold pursuant to such foreclosure and (ii) the date that the Lien securing the Senior Loan Obligations in all of the capital stock of AGW has been released, AGW has been released from all other Loan Documents (including, without limitation, the Senior Guarantee) to which it is a party and all Liens granted in connection therewith have been released and (B) so long as the capital stock of AGW is not sold pursuant to such foreclosure sale directly or indirectly to any Senior Agent, any Lender or any Affiliate of any of the foregoing unless prior notice of such foreclosure sale is given to the Trustee. AGW hereby agrees, and the Senior Agents and the Trustee hereby agree, that to the extent that any sale of the capital stock of AGW is rescinded, revoked or otherwise terminated or cancelled in whole or in part and/or any proceeds of such capital stock of AGW must be returned or required to be repaid to any purchaser of such stock, then such Subordinated Guarantee and such Senior Guarantee shall be reinstated and continued in full force and effect. Notwithstanding the foregoing, neither the Trustee nor any holder of any Subordinated Note waives or shall be deemed to have waived any right (other than any claim against AGW under the Subordinated Guarantee of AGW to the extent such Subordinated Guarantee is released pursuant to this paragraph 3) to which any of them would otherwise be entitled under applicable law.

          4.  Provisions Define Relative Rights.  This Agreement is intended
              ---------------------------------
solely for the purpose of defining the relative rights of the Senior Lenders, the Senior Agent and the Trustee with respect to the Common Collateral and the Subordinated Guarantee of AGW, and no other Person shall have any right, benefit or other interest under this Agreement. Notwithstanding anything to the contrary contained herein, this Agreement shall not modify or amend the rights and obligations of AirGate or any subsidiary of AirGate under any Senior Loan Document or any Subordinated Note Document.

          5.  Termination of Agreement; Acknowledgments.  The rights of the
              -----------------------------------------
Senior Secured Lenders under this Agreement shall terminate when the Senior Loan Obligations have been paid in full in cash and all commitments to extend credit under the Credit Agreement have terminated or expired. The Senior Agents acknowledge on behalf of the Senior Secured Lenders that the Senior Loan Obligations shall be deemed "paid in full in cash" for all purposes of this Agreement when the Senior Secured Lenders have received payment in cash of all principal, interest and other amounts then outstanding under the Senior Loan Obligations. The Senior Agents agree that, within five Business Days after payment in cash of all principal, interest and other amounts then outstanding under the Senior Loan Obligations and termination or expiration of all commitments to extend credit under the Credit Agreement, they will, upon the request of the Trustee, provide a written acknowledgment of such payment to the Trustee, which acknowledgment shall also acknowledge that the Senior Secured Lenders have no further rights under this Agreement or in respect of the Common Collateral securing the Senior Loan Obligations. Concurrent with such acknowledgment, the Senior Agents will deliver to the Trustee if any of the Subordinated Obligations shall be outstanding, any items of such Common Collateral held in the possession of either of the Senior Agents, provided that if no Subordinated Obligations shall be outstanding, the Senior Agents will deliver any such items of Collateral to AirGate. The Collateral Agent acknowledges that prior to such delivery it holds such items of Common Collateral for the Trustee in accordance with the terms of this Agreement, for purposes of perfecting the Trustee's security interest therein.

          6.  Notices.  All notices, requests and demands to or upon the parties
              -------
to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, five days after being deposited in the mails by certified mail, return receipt requested, or (c) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

If to the Administrative
  Agent:                      LUCENT TECHNOLOGIES INC.
                              283 King George Road
                              Warren, New Jersey 07059
                              Attention: Assistant Treasurer, Customer Finance
                                   Telecopy: (908) 559-1711

If to the Collateral Agent:   STATE STREET BANK AND TRUST COMPANY
                              2  Avenue de Lafayette, 6/th/ Floor
                              Boston, Massachusetts 02111-1724
                              Attention: Patrick E. Thebado,
                                         Assistant Vice President
                              Telecopy:  (617) 662-1460

If to the Trustee:            BANKERS TRUST COMPANY
                              Four Albany Street - 4/th/ Floor
                                   New York, New York 10006
                                   Attention: Corporate Trust and Agency
                                         Group, Corporate Market Services
                              Telecopy:  (212) 250-6961

If to the Borrower:           AIRGATE PCS, INC.
                              Harris Tower, Suite 1700
                              233 Peachtree Street, N.E.
                              Atlanta, Georgia 30303
                              Attention: President
                              Telecopy:  (404) 525-7922

The parties hereto may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

          7.  Counterparts.  This Agreement may be executed by one or more of
              ------------
the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with the Collateral Agent and the Trustee.

          8.  Severability.  Any provision of this Agreement which is prohibited
              ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.  Integration.  This Agreement represents the entire agreement of
              -----------
the Senior Secured Lenders and the Trustee with respect to the subject matter hereof and there are no promises or representations by any of them relative to the subject matter hereof not reflected herein.

          10. Amendments in Writing.  None of the terms or provisions of this
              ---------------------
Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Senior Agents and the Trustee; provided that the penultimate sentence of paragraph 3 of this Agreement may not be amended or otherwise modified without the consent of AGW.

          11. Successors and Assigns.  (a) This Agreement shall be binding upon
              ----------------------
and inure to the benefit of each of the Senior Secured Lenders, AGW and the Trustee and their successors and assigns.

              (1) Upon a successor administrative agent or collateral agent becoming the Administrative Agent or the Collateral Agent, respectively, under the Credit Agreement, such successor Administrative Agent or Collateral Agent, as the case may be, automatically shall become a Senior Agent hereunder with all the rights and powers of such party hereunder, and bound by the provisions hereof, without the need for any further action on the part of any party hereto.

              (2) Upon a successor trustee becoming the Trustee under the Indenture, such successor Trustee automatically shall become the Trustee hereunder with all the rights and powers of the Trustee hereunder, and bound by the provisions hereof, without the need for any further action on the part of any party hereto.

          12. Governing Law; Jurisdiction.  This Agreement shall be governed by,
              ---------------------------
and construed and interpreted in accordance with, the law of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereto agrees that all judicial proceedings brought against it arising out of or relating to this Agreement or its obligations hereunder may be brought in any federal court of competent jurisdiction in the State, County and City of New York, and accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts .

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        LUCENT TECHNOLOGIES INC., as
                                        Administrative Agent


                                        By:______________________________
                                        Title:


                                        STATE STREET BANK AND
                                         TRUST COMPANY, as Collateral Agent


                                        By:______________________________
                                        Title:


                                        BANKERS TRUST COMPANY, as Trustee


                                        By:______________________________
                                        Title:


                                        AGW LEASING COMPANY, INC.


                                        By:______________________________
                                        Title:



Consented:

AIRGATE PCS, INC., as Borrower and Issuer


   By:______________________
   Title:

                                                                       EXHIBIT E


                           FORM OF UNIT CERTIFICATE

                                                                       EXHIBIT E

                           FORM OF UNIT CERTIFICATE

NO. _____                                         CUSIP NO. 009367 AB 9

                               AIRGATE PCS, INC.
                           AGW LEASING COMPANY, INC.

                                __________ UNITS

          [THIS GLOBAL UNIT IS COMPOSED OF THE ATTACHED GLOBAL SENIOR SUBORDINATED DISCOUNT NOTE AND GLOBAL WARRANT CERTIFICATE. THE GLOBAL UNIT, THE GLOBAL SENIOR SUBORDINATED DISCOUNT NOTE AND THE GLOBAL WARRANT CERTIFICATE ARE COLLECTIVELY REFERRED TO HEREIN AS THE "SECURITIES."]/1/
                                        ----------

          THIS CERTIFICATE REPRESENTS _______ UNITS OF AIRGATE, PCS, INC. EACH UNIT CONSISTS OF $1,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF AIRGATE PCS, INC.'S _____% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009 AND ONE WARRANT TO PURCHASE ________ SHARES OF COMMON STOCK OF AIRGATE PCS, INC. [THE SENIOR SUBORDINATED DISCOUNT NOTES AND WARRANTS CONSTITUTING A PART OF THE UNITS REPRESENTED BY THIS CERTIFICATE ARE REPRESENTED BY THE NOTES AND WARRANT CERTIFICATES ATTACHED HERETO.]/2/

          [THE SECURITIES ARE GLOBAL SECURITIES WITHIN THE MEANING OF THE INDENTURE GOVERNING THE SENIOR SUBORDINATED DISCOUNT NOTES REPRESENTED BY THE GLOBAL SENIOR SUBORDINATED DISCOUNT NOTE (THE "INDENTURE") AND THE WARRANT
                                               ---------
AGREEMENT GOVERNING THE WARRANTS REPRESENTED BY THE GLOBAL WARRANT CERTIFICATE (THE "WARRANT AGREEMENT") AND
      -----------------

 -----------------------
/1/ This bracketed language should be included only if the Unit certificate is issued in global form.

/2/ This bracketed language should be included only if the Units represented by the Unit certificate are issued in definitive form.

ARE REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THE SECURITIES ARE NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND THE WARRANT AGREEMENT, AND NO TRANSFER OF THE SECURITIES (OTHER THAN A TRANSFER OF THE SECURITIES AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND THE WARRANT AGREEMENT.]/1/

          [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER
                                                          ---
OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/1/

          [THE SENIOR SUBORDINATED DISCOUNT NOTES AND THE WARRANTS CONSTITUTING A PART OF THE UNITS REPRESENTED BY THIS GLOBAL UNIT WILL TRADE SEPARATELY UPON THE EARLIEST TO OCCUR OF: (I) 180 DAYS AFTER THE CLOSING OF THE OFFERING OF THE UNITS, (II) THE OCCURRENCE OF A CHANGE OF CONTROL OR AN EVENT OF DEFAULT ON THE SENIOR SUBORDINATED DISCOUNT NOTES AND (III) SUCH DATE AS DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION IN ITS SOLE DISCRETION SHALL DETERMINE.]/3/

------------------------
/3/ This paragraph should be included only if the Unit certificate is issued prior to the Separation Date.

                                        AIRGATE PCS, INC.


                                        By:_________________
                                        Name:
                                        Title:


                                        AGW LEASING COMPANY, INC.


                                        By:_________________
                                        Name:
                                        Title:

Date:  September ____, 1999

                                      E-3